The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-157822

Subject to Completion, dated June 14, 2010

Preliminary Prospectus Supplement

(To prospectus dated March 10, 2009)

$335,000,000

Lincoln National Corporation

Common Stock

We are offering              shares of our common stock, no par value per share. Our common stock is listed on the New York and Chicago Stock Exchanges under the symbol “LNC.” On June 11, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $26.36 per share.

We also plan to offer, by means of one or more separate prospectus supplements, up to $750 million aggregate principal amount of senior notes, referred to as the “notes.” There can be no assurance that our planned offering of notes, referred to as the “planned note offering,” will be completed. The completion of this offering is not conditioned on the completion of the planned note offering, and the completion of the planned note offering is not conditioned on the completion of this offering.

The shares of common stock are not savings accounts, deposits or other obligations of a bank or non-bank subsidiary of Lincoln National Corporation. They are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds to us before expenses	$	$

The underwriters also may purchase up to an additional              shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment therefor in immediately available funds on or about June     , 2010.

Global Coordinator

J.P. Morgan

Joint Book-Running Managers

Credit Suisse	Morgan Stanley	Wells Fargo Securities

Co-Managers

Deutsche Bank Securities	UBS Investment Bank

Sandler O’Neill + Partners, L.P.

June     , 2010

S-i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying base prospectus is current only as of their respective dates.

S-ii

About this prospectus supplement

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “LNC,” “we,” “us,” and “our” or similar terms are to Lincoln National Corporation and its subsidiaries.

Cautionary statement regarding forward-looking statements

Except for historical information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, statements made, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or “PSLRA.” A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our business, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	Significant stock market fluctuations, dilution of our equity as well as restrictions on the payment of our common stock dividends that may adversely affect the price of our common stock;

S-iii

•

Deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels, claims experience and the level of pension benefit costs, funding and investment results;

•

Economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of existing or new stimulus legislation on the economy;

•

The risk that our actual sources and uses of capital in a stress scenario may vary materially and adversely from our modeled projected sources and uses of capital that we disclosed in connection with our planned repurchase of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the “Series B preferred stock,” whether as a result of one or more assumptions proving to be materially inaccurate or as a result of our exposure to other risks during stressed economic conditions that were not taken into account in preparing such modeled projections;

•

The cost and other consequences of our participation in the U.S. Department of the Treasury’s, or the “U.S. Treasury,” Troubled Asset Relief Program, or “TARP,” Capital Purchase Program, or “CPP,” certain requirements of which may continue to apply to us so long as the warrant originally issued to the U.S. Treasury remains outstanding;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our subsidiaries’ products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital, or “RBC,” requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 43, or “AG43” (also known as Commissioners Annuity Reserve Valuation Method for Variable Annuities, or “VACARVM”); restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; new decisions that result in changes in law; and unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our subsidiaries’ fixed annuity and life insurance businesses and demand for their products;

•

A decline in the equity markets causing a reduction in the sales of our subsidiaries’ products, a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, or “DAC,” value of business acquired, or “VOBA,” deferred sales inducements, or “DSI,” and deferred front end sales loads, or “DFEL,” and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

S-iv

•	Ineffectiveness of our various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in elevated impairments on investments and amortization of intangible assets that may cause an increase in reserves and/or a reduction in assets, resulting in a corresponding decrease in net income;

•	Changes in accounting principles generally accepted in the United States, or “GAAP,” that may result in unanticipated changes to our net income;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•	Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in our portfolios requiring that we realize losses on such investments;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;

•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•

The unknown impact on our subsidiaries’ businesses resulting from changes in the demographics of their client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive. Other sections of this prospectus supplement, including “Risk factors” beginning on page S-4, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission, or “SEC,” include additional factors that could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

S-v

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

S-vi

Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed in the section entitled “Risk factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

LNC

For a detailed description of LNC’s business, the latest financial statements of LNC, management’s discussion and analysis of LNC’s financial condition and results of operations, and other important information concerning LNC, please refer to LNC’s Annual Report on Form 10-K for the year ended December 31, 2009, LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and other documents filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. For more information, see “Documents Incorporated by Reference” in the accompanying base prospectus.

LNC is a holding company, which operates multiple insurance and retirement businesses through subsidiary companies. Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions. These products include fixed and indexed annuities, variable annuities, universal life insurance, or “UL,” variable universal life insurance, or “VUL,” linked-benefit UL, term life insurance, mutual funds and group protection. LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies. As of March 31, 2010, LNC had consolidated assets of $181.6 billion and consolidated stockholders’ equity of $12.4 billion. For the three months ended March 31, 2010, LNC had total revenue of $2.5 billion and net income of $283 million. For the year ended December 31, 2009, LNC had total revenue of $8.5 billion and net loss of $485 million.

We provide products and services in two operating businesses and report results through four business segments, as follows:

Business	Corresponding segments

Retirement Solutions	Annuities Defined Contribution
Insurance Solutions	Life Insurance Group Protection

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments. Other Operations also includes investments related to the excess capital in our insurance subsidiaries; investments in media properties and other corporate investments; benefit plan net liability; the unamortized deferred gain on indemnity reinsurance related to the sale of reinsurance to Swiss Re Life & Health America Inc., referred to as “Swiss Re,” in 2001; the results of certain disability income business due to the rescission of a reinsurance agreement with Swiss Re; our run-off institutional pension business; and debt costs.

Our former Lincoln UK and Investment Management segments are reported in discontinued operations for all periods presented. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Acquisitions and Dispositions” and “Part II—Item 8. Financial Statements and Supplementary Data—Note 3” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009.

Repurchase of our Series B Fixed Rate Cumulative Perpetual Preferred Stock

In July 2009, we issued 950,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the “Series B preferred stock,” to the U.S. Treasury in connection with our participation in the TARP CPP. The U.S. Treasury also received a warrant to purchase 13,049,451 shares of our common stock at an exercise price of $10.92 per share, subject to adjustment, which expires ten years from the issuance date. The Series B preferred stock and the warrant were issued pursuant to a Letter Agreement dated July 10, 2009 and the Securities Purchase Agreement—Standard Terms attached thereto, which we collectively refer to as the “CPP Purchase Agreement,” for an aggregate purchase price of $950 million.

Following completion of this offering and the $250 million portion of our planned note offering described below, and subject to the approval of the U.S. Treasury, we will repurchase all 950,000 shares of the Series B preferred stock. See “Use of proceeds” in this prospectus supplement. There can be no assurance, however, that the U.S. Treasury will approve the repurchase of the Series B preferred stock. We do not intend to repurchase the warrant.

The repurchase of the Series B preferred stock would have resulted in a charge to income available to common shareholders of approximately $138 million as of March 31, 2010 (approximately $131 million as of June 30, 2010 on a pro forma basis), representing the accretion of the discount on the Series B preferred stock at liquidation. In addition, upon the repurchase of the Series B preferred stock, the annual dividends of $47.5 million payable on the Series B preferred stock will be eliminated. We will incur additional interest expense related to the issuance of the notes in the planned note offering.

Planned note offering

We plan to offer, under one or more separate prospectus supplements, up to $750 million aggregate principal amount of senior notes. We intend to use the net proceeds from the $250 million portion of our planned note offering to fund, in part, our repurchase of the Series B preferred stock. Depending upon market conditions and final terms, we plan to offer up to the remaining $500 million aggregate principal amount of senior notes and use the net proceeds therefrom as part of a long-term financing solution supporting the universal life reserves of our insurance subsidiaries. There can be no assurance as to the ultimate amount that we will raise in our planned note offering or that our planned note offering will be completed. The completion of this offering is not conditioned on the completion of the planned note offering, and the completion of the planned note offering is not conditioned on the completion of this offering.

Summary of the offering

Issuer	Lincoln National Corporation.

Securities Offered	shares of common stock, no par value per share.

Option to Purchase Additional Shares	We have granted the underwriters an option to purchase up to an additional 15 percent of the offered amount, or shares of common stock.

Dividends	We currently pay a quarterly dividend of $.01 per share. For information regarding restrictions on our ability to pay dividends, see “Common stock price range and dividends.”

Common Stock Outstanding After This Offering	shares of common stock ( shares of common stock if the underwriters exercise their option to purchase additional shares in full), in each case based on 302,507,880 shares of common stock outstanding as of June 3, 2010.

Use of Proceeds	We intend to use the net proceeds from this offering of our common stock, together with the net proceeds from the $250 million portion of our planned note offering and available funds, to repurchase in full, once we have received approval of the U.S. Treasury to do so, the Series B preferred stock held by the U.S. Treasury pursuant to our participation in the TARP CPP. Pending such use we will invest the proceeds in short-term, investment grade investments. If the U.S. Treasury does not approve our request to repurchase the Series B preferred stock, we will use the net proceeds of this offering for general corporate purposes. In addition, we expect to use the remaining net proceeds, if any, from our planned note offering as part of a long-term financing solution supporting the universal life reserves of our insurance subsidiaries. See “Use of proceeds.”

Risk Factors	See “Risk factors” beginning on page S-4 and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider carefully before investing in our common stock.

Transfer Agent and Registrar	BNY Mellon Shareowner Services.

New York and Chicago Stock Exchanges Symbol	“LNC.”

Risk factors

Your investment in our common stock involves risks. You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our financial statements and the notes thereto, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our common stock could decline substantially.

Risk factors relating to our common stock

The price of our common stock may fluctuate significantly, and you could lose part or all of your investment.

Stock markets in general, including our common stock, have experienced price and volume volatility in the past year. The market price and volume of our common stock may continue to be subject to fluctuations due not only to general stock market conditions but also to a change in sentiment in the market, especially by research analysts who follow our stock, regarding our operations, business prospects or future funding. In addition, the price and volume volatility of our common stock may be affected by:

•

Deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels, claims experience and the level of pension benefit costs, funding and investment results;

•

Economic declines and credit market illiquidity that could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our subsidiaries’ products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or RBC requirements related to secondary guarantees under universal life and variable annuity products such as VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention and profitability of our insurance subsidiaries;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	Actions by our current shareholders or warrant holders, including sales of common stock by existing securityholders, including the U.S. Treasury, and/or directors and executive officers;

•	Loss of key management, financial planners or wholesalers; and

•

Other factors described in this “Risk factors” section and “Cautionary statement regarding forward-looking statements” in this prospectus supplement and other information which may be incorporated by reference in this prospectus supplement and the accompanying base prospectus after the date hereof.

The risks included herein are not exhaustive. An increase in volatility could result in a decline in the market price of our common stock.

In addition, in the recent past, the stock market has experienced extreme price and volume fluctuations. This volatility had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes appeared to occur without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of our common stock or convertible securities or the exercise of such securities will dilute the ownership interest of our existing holders of common stock. For instance, the liquidation of or the exercise of the warrants issued to the U.S. Treasury due to the fact we will not repurchase the warrants when we repurchase our Series B preferred stock or any anti-dilution adjustments triggered on such warrants would dilute the value of our common shares. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. As part of this offering, we expect to issue              shares of our common stock (or              shares of our common stock if the underwriters exercise their option to purchase additional shares in full). For additional information regarding issuances of our common stock or equity-related securities, see “—Risk factors relating to our business—We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders’ equity levels.”

Sales of a substantial number of shares of our common stock or other securities that are convertible into, or of securities that represent the right to receive, our common stock (including the warrants issued to the U.S. Treasury) could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Holders of our common stock are subject to restrictions on the payment of dividends.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to restrictions on the payment of dividends contained in our debt instruments and prior dividend rights of holders of our preferred stock. As of June 3, 2010, 11,365 shares of Series A preferred stock were issued and outstanding, on which we pay quarterly dividends of $0.75 per share and 950,000 shares of Series B preferred stock were issued and outstanding, which are entitled to cumulative dividends payable at a rate of 5%, or $47.5 million, per annum until July 10, 2014 and thereafter at a rate of 9% per annum, or $85.5 million.

Under the terms of our outstanding preferred stock, our ability to declare and pay dividends on or repurchase our common stock is subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on such preferred stock. In addition, under the terms of the CPP Purchase Agreement, except in limited circumstances, the consent of the U.S. Treasury is required for us to, among other things, increase our quarterly common stock dividend above $0.01 prior to the third anniversary of the U.S. Treasury’s investment unless we have repurchased all of the Series B preferred stock or the U.S. Treasury has transferred all of such preferred stock to third parties. We intend to use the net proceeds from this offering, together with the net proceeds from the $250 million portion of our planned note offering and available funds, to repurchase all outstanding shares of the Series B preferred stock, subject to the approval of the U.S. Treasury.

The issuance of additional series of our preferred stock could adversely affect holders of our common stock, which may negatively impact your investment.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock. As of March 31, 2010, we had $5.1 billion of outstanding long-term debt, and the aggregate liquidation preference of all our outstanding preferred stock was $951 million. If we repurchase our outstanding Series B preferred stock and issue $750 million aggregate principal amount of senior notes pursuant to our planned note offering as described above, then, on a pro forma basis, we will have $5.8 billion of outstanding long-term debt, and the aggregate liquidation preference of all our outstanding preferred stock will be approximately $1 million.

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law. Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us. Also, provisions in our articles of incorporation, bylaws and other agreements to which we are a party could delay, deter or prevent our change in control, even if a change in control would be beneficial to shareholders. In addition, under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent. One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by our board of directors prior to such person becoming an interested shareholder. In addition, our articles of incorporation contain a provision requiring holders of at least three-fourths of our voting shares then outstanding and entitled to vote at an election of directors, voting together, to approve a transaction with an interested shareholder rather than the simple majority required under Indiana law.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control. As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled. The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval. Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person. Similarly, as a result of our ownership of Newton County Loan & Savings, FSB, referred to as “NCLS,” LNC is considered to be a savings and loan holding company. Federal banking laws generally provide that no person may acquire control of LNC, and gain indirect control of NCLS, without prior regulatory approval. Generally, beneficial ownership of 10% or more of the voting securities of LNC would be presumed to constitute control.

Risk factors relating to our business

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have experienced extreme volatility and disruption for more than twelve months. During this period, the markets exerted downward pressure on availability of liquidity and credit capacity for certain issuers.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock, to maintain our securities lending activities and to replace certain maturing liabilities. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. As a holding company with no direct operations, our principal asset is the capital stock of our insurance subsidiaries. Our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders and corporate expenses depends significantly upon the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws and regulations of their respective jurisdictions, including laws establishing minimum solvency and liquidity thresholds. Changes in these laws could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. For our insurance and other subsidiaries, the principal sources of our liquidity are insurance premiums and fees, annuity considerations and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. At the holding company level, sources of liquidity in normal markets also include a variety of short-term liquid investments and short- and long-term instruments, including credit facilities, commercial paper and medium- and long-term debt.

In the event that current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. See “Part I—Item 1. Business—Ratings” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009, “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Executive Summary—Current Market Conditions“ in LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and “Item 8.01 Other Events” in LNC’s Current Report on Form 8-K filed on June 2, 2010 for a description of our ratings. Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter term securities than we prefer or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. A widening of our credit spreads could increase the interest rate we must pay on any new debt obligation we may issue. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we expect any recovery to be slow.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. The stress experienced by global capital markets that began in the second half of 2007 substantially increased during the second half of 2008 and continued through the first part of 2009. Concerns over unemployment, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. contributed to increased volatility and diminished expectations for the economy and the markets going forward. These events and the reemergence of market upheavals may have an adverse effect on us, in part because we have a large investment portfolio and are also dependent upon customer behavior. Our revenues are likely to decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. For example, for the year ended December 31, 2009, our earnings were unfavorably affected by realized investment losses and impairments of intangible assets of $1.1 billion. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our contract holders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Although we intend to repurchase our Series B preferred stock issued to the U.S. Treasury under the TARP CPP following this offering and the planned note offering, we may not be able to do so if this offering and the planned note offering are not completed or if the U.S. Treasury does not approve the repurchase of the Series B preferred stock. Even if we complete that repurchase, we will remain subject to certain restrictions, oversight and costs that could materially affect our business, results of operations and prospects.

Following the repurchase of the Series B preferred stock issued to the U.S. Treasury, many of the restrictions associated with participation in the TARP CPP will no longer apply to us. We believe that, effective from and after the date we repurchase the Series B preferred stock, limitations on the amount and form of bonus, retention and other incentive compensation that TARP CPP participants may pay to executive officers and senior management will no longer apply. We expect to use proceeds from this offering and the planned note offering to fund, together with available cash, this repurchase. If we are unable to complete these offerings, however, we may not be able to repurchase the Series B preferred stock. If we cannot repurchase all of the Series B preferred stock as a result, or if the U.S. Treasury does not approve the repurchase, we would remain subject to all of the restrictions on our operations associated with participation in the TARP CPP, including on executive compensation, which could impair our ability to attract and retain key personnel. We would also remain subject to limitations on our ability to increase our quarterly dividend on our common stock, as well as our ability to repurchase shares of our common stock, absent the approval of the U.S. Treasury.

We will continue to be a savings and loan holding company by virtue of our ownership of NCLS. We will therefore remain subject to various restrictions, oversight and costs and other potential consequences that could materially affect our business, results of operations and prospects, including the following:

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As a savings and loan holding company, we may be subject to additional federal legislation currently proposed in Congress, such as the restrictions on proprietary trading activities contained in the Senate’s version of H.R. 4173, “The Wall Street Reform and Consumer Protection Act of 2009,” which would be imposed on all of the subsidiaries and affiliates within a holding company system that contains a depository institution.

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Assuming the repurchase of all of the Series B preferred stock, we believe the limitations on the amount and form of bonus, retention and other incentive compensation that we may pay to executive officers and senior management will no longer apply to us from and after the repurchase date. Nevertheless, recipients of federal assistance continue to be subject to intense scrutiny, and future regulatory initiatives could be adopted at the federal or state level that have the effect of constraining the business or management of those enterprises. For example, the White House has proposed a financial crisis responsibility tax that would be levied on the largest financial institutions in terms of assets for at least the next ten years to recoup any shortfall from the TARP. We cannot predict the scope or impact of future regulatory initiatives or the effect that they may have on our ability to attract and retain key personnel, the cost and complexity of our compliance programs or on required levels of regulatory capital.

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Future federal statutes may adversely affect the terms of the TARP CPP that remain applicable to us following the repurchase of the Series B preferred stock, and the U.S. Treasury may amend the terms of our agreement unilaterally if required by future statutes, including in a manner materially adverse to us.

The stress scenario modeled projections and the related assumptions that we have disclosed in connection with our planned repurchase of the Series B preferred stock have been prepared for purposes of planning the public offerings discussed herein. Actual sources and uses of capital under stressed economic conditions may vary significantly, as the stress scenario does not incorporate all risks to which we would be exposed under stressed economic conditions and the models used may, in any event, produce inaccurate projections. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.

In connection with determining the structure and size of our capital raise for the planned repurchase of the Series B preferred stock held by the U.S. Treasury, we have utilized stress model projections that depend on a variety of factors and assumptions each of which is subject to business, economic and competitive uncertainties and contingencies that are inherently unpredictable. Using these stress model projections, we have also illustrated the potential sources and uses of capital during 2010 and 2011. We have created these hypothetical stress-scenario models on the basis of fundamental assumptions about the performance of key variables, including, among others, stressed equity market levels and losses in the residential and commercial real estate markets. The stress-scenario models resulting from these assumptions not only illustrate hypothetical sources and uses of capital, but also produce assumed stress-scenario values for a variety of other variables that can independently significantly affect surplus. Although our modeled stress-scenario projections reflect assumptions about the adverse performance of these other variables, they do not reflect further impacts on surplus that could arise from additional, discrete adverse performance of these other variables. The actual performance of these other variables, which include, but are not limited to, interest rates, market volatility and contract holder behavior, may differ materially from the assumptions included in the projections and may, as a result, cause actual results in a stress scenario to differ materially from those that were projected. Moreover, our assumptions do not reflect all risks to which we would be exposed under stressed economic conditions. As a result, actual results may differ, and in the past have differed, materially from projected results. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.

No outside party has approved or provided any other form of assurance with respect to these projections, and these projections have not been examined by any independent expert. Projections are also necessarily speculative in nature and the risk that our modeled projections will be wrong is increased as a result of the number and nature of the variables underlying the assumptions on which they are based and the fact that they do not reflect other important risks that would be present in a severely constrained operating environment as described above. Many of these variables are also beyond our control and influenced by a variety of factors, and it can be expected that one or more of our assumptions will prove to be incorrect, possibly in material ways, especially in a stress scenario. Moreover, the reliability of forecasted information diminishes the farther in the future that data is projected. Our actual sources and uses of capital in a stress scenario may vary significantly and adversely from those we have projected. Investors are accordingly cautioned not to place undue reliance on information included or incorporated by reference in this prospectus supplement relating to our projected capital position in these stress scenarios, and investors should also understand that these projections are of limited value in assessing our prospects in an environment that is not subject to stress assumptions. Because we have prepared this information for purposes of determining the structure and size of our capital raise for the planned repurchase of the Series B preferred stock, we do not undertake to update this information.

If our businesses do not perform well and/or their estimated fair values decline or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the acquisition price incurred to acquire subsidiaries and other businesses over the fair value of their net assets as of the date of acquisition. As of March 31, 2010, we had a total of $3.0 billion of goodwill on our Consolidated Balance Sheets, of which $2.2 billion related to our Insurance Solutions—Life Insurance segment and $440 million related to our Retirement Solutions—Annuities segment. We test goodwill at least annually for indications of value impairment with consideration given to financial performance and other relevant factors. In addition, certain events, including a significant and adverse change in legal factors or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment. Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. If the implied fair value of the reporting unit’s goodwill is lower than its carrying amount, goodwill is impaired and written down to its fair value, and a charge is reported in impairment of intangibles on our Consolidated Statements of Income (Loss). For the year ended December 31, 2009, we took total pre-tax impairment charges of $680 million, primarily related to our annuities business.

Subsequent reviews of goodwill could result in additional impairment of goodwill during 2010, and such write-downs could have a material adverse effect on our results of operations and financial position, but will not affect the statutory capital of our insurance subsidiaries. For more information on goodwill, see “Part II—Item 8. Financial Statements and Supplementary Data—Note 10” and “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Critical Accounting Policies and Estimates—Goodwill and Other Intangible Assets” included in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business, including the ability to generate capital gains from a variety of sources and tax planning strategies. If, based on available information, it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income. Such valuation allowance could have a material adverse effect on our results of operations and financial position, but will not affect the statutory capital of our insurance subsidiaries.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

We are a holding company and we have no direct operations. Our principal asset is the capital stock of our insurance subsidiaries. At the holding company level, sources of liquidity in normal markets include a variety of short- and long-term instruments, including credit facilities, commercial paper and medium- and long-term debt. However, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders, repurchase our securities and pay corporate expenses depends primarily on the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Under Indiana laws and regulations, our Indiana insurance subsidiaries, including our primary insurance subsidiary, The Lincoln National Life Insurance Company, or “LNL,” may pay dividends to us without prior approval of the Indiana Insurance Commissioner, or the “Commissioner,” up to a certain threshold, or must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding twelve consecutive months, exceed the statutory limitation. The current Indiana statutory limitation is the greater of 10% of the insurer’s contract holders’ surplus, as shown on its last annual statement on file with the Commissioner, or the insurer’s statutory net gain from operations for the prior calendar year.

In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves shall be calculated to be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on certain specified mortality and morbidity tables, interest rates and methods of valuation, which are subject to change. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency.

Changes in these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. For example, in September of 2008, the National Association of Insurance Commissioners, or “NAIC,” adopted a new statutory reserving standard for variable annuities known as VACARVM, which was effective as of December 31, 2009. This reserving requirement replaced the previous statutory reserving practices for variable annuities with guaranteed benefits, and any change in reserving practices has the potential to increase or decrease statutory reserves from previous levels. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company.

Investments of our insurance subsidiaries support their statutory reserve liabilities. As of March 31, 2010, 68% of these investments were available-for-sale, or “AFS,” fixed maturity securities of various holdings, types and maturities. These investments are subject to general credit, liquidity, market and interest rate risks. Beginning in 2008 and continuing into 2009, the capital and credit markets experienced an unusually high degree of volatility. As a result, over the last year, the market for fixed income securities has experienced illiquidity, increased price volatility, credit downgrade events and increased expected probability of default. Securities that are less liquid are more difficult to value and may be hard to sell, if desired. Although the capital and credit markets have recently improved, the market disruptions have led to increased impairments of securities in the general accounts of our insurance subsidiaries, thereby reducing contract holders’ surplus.

The earnings of our insurance subsidiaries also impact contract holders’ surplus. Principal sources of earnings are insurance premiums and fees, annuity considerations and income from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. Recent economic conditions have resulted in lower earnings in our insurance subsidiaries. Lower earnings constrain the growth in our insurance subsidiaries’ capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us.

In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses. Notwithstanding the foregoing, we believe that our insurance subsidiaries have sufficient liquidity to meet their contract holder obligations and maintain their operations.

The result of the difficult economic and market conditions in reducing the contract holders’ surplus of our insurance subsidiaries affected our ability to pay shareholder dividends and to engage in share repurchases. During 2009, we took several actions to reduce the holding company’s liquidity needs, including reducing our quarterly common dividend to $0.01 per share and increasing the capital of our insurance subsidiaries through equity offerings. In the event that current resources do not satisfy our current needs, we may have to seek additional financing, which may not be available or only available with unfavorable terms and conditions. For a further discussion of liquidity, see “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Review of Consolidated Financial Condition—Liquidity and Capital Resources” of LNC’s Annual Report on Form 10-K for the year ended December 31, 2009 and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Review of Consolidated Financial Condition—Liquidity and Capital Resources” of LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Furthermore, we distribute a significant amount of our insurance, annuity and mutual fund products through large financial institutions. We believe that the mergers of several of these entities, as well as the negative impact of the markets on these entities, has disrupted and may lead to further disruption of their businesses, which may have a negative effect on our production levels.

Our participation in a securities lending program and a reverse repurchase program subjects us to potential liquidity and other risks.

We participate in a securities lending program for our general account whereby fixed income securities are loaned by our agent bank to third parties, primarily major brokerage firms and commercial banks. The borrowers of our securities provide us with collateral, typically in cash, which we separately maintain. We invest such cash collateral in other securities, primarily in commercial paper and money market or other short-term funds. Securities with a fair value of $425 million were on loan under the program as of March 31, 2010. Securities loaned under such transactions may be sold or repledged by the transferee. We were liable for cash collateral under our control of $440 million as of March 31, 2010.

We participate in a reverse repurchase program for our general account whereby we sell fixed income securities to third parties, primarily major brokerage firms, with a concurrent agreement to repurchase those same securities at a determined future date. The borrowers of our securities provide us with cash collateral which is typically invested in fixed maturity securities. The fair value of securities pledged under reverse repurchase agreements was $350 million as of March 31, 2010.

As of March 31, 2010, substantially all of the securities on loan under the program had a fixed term of less than one year and could have been returned to us by the borrowers at that time. Collateral received under the reverse repurchase program cannot be returned prior to maturity; however, market conditions on the repurchase date may limit our ability to enter into new agreements. The return of loaned securities or our inability to enter into new reverse repurchase agreements would require us to return the cash collateral associated with such securities. In addition, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash received from the third parties) may exceed the term of the related securities and the market value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, and we may be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under stressful capital market and economic conditions, such as those conditions we have experienced in the last twelve months, liquidity broadly deteriorates, which may further restrict our ability to sell securities.

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims. For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policy, the timing of the event covered by the insurance policy, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

As part of our transition plan related to the rescission of a reinsurance treaty covering disability income business, we conducted a reserve study to determine the adequacy of the reserves to cover contract holder obligations during the fourth quarter of 2009. During the fourth quarter of 2009, we increased reserves as a result of our review of the adequacy of reserves supporting this business and wrote off certain receivables related to the rescission that were deemed to be uncollectible, which resulted in a $33 million unfavorable effect to net income.

The sensitivity of our statutory reserves and surplus established for our variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline. The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance. Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain. Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims. If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims.

We are in the process of completing a conversion of our actuarial valuation systems to a uniform valuation platform. This conversion is a continuation of merger-related activities to harmonize methods and processes and involves an upgrade to a critical platform for our financial reporting and analysis capabilities. As part of this conversion process, we are harmonizing assumptions and methods of calculations that exist between similar blocks of business within our actuarial models. This exercise may result in material one-time gain and loss adjustments to our results of operations and may result in changes to earnings trends.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee revenue that we earn on equity-based variable annuities and VUL insurance policies is based upon account values. Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee revenue. Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee revenue resulting from strong equity markets increases the expected gross profits, or “EGPs,” from variable insurance products as do better than expected lapses, mortality rates and expenses. As a result, higher EGPs may result in lower net amortized costs related to DAC, DSI, VOBA, DFEL and changes in future contract benefits. However, a decrease in the equity markets, as well as worse than expected increases in lapses, mortality rates and expenses, depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources. For example, in the fourth quarter of 2008, we reset our baseline of account values from which EGPs are projected, which we refer to as our “reversion to the mean,” or “RTM,” process. As a result of this and the impact of the volatile capital market conditions on our annuity reserves, we had a cumulative unfavorable prospective unlocking of $223 million, after-tax. If unfavorable economic conditions return, additional unlocking of our RTM assumptions could be possible in future periods. However, if we were to have unlocked our RTM assumption in the corridor as of December 31, 2009, we would have recorded a favorable prospective unlocking of approximately $300 million, pre-tax, as a result of improved market conditions in 2009. For further information about our RTM process, see “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Critical Accounting Policies and Estimates—DAC, VOBA, DSI and DFEL” of LNC’s Annual Report on Form 10-K for the year ended December 31, 2009.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity products include guaranteed benefit riders. These include guaranteed death benefit, or “GDB,” guaranteed withdrawal benefit, or “GWB,” and guaranteed income benefit, or “GIB,” riders. Our GWB, GIB and 4LATER® (a form of GIB rider) features have elements of both insurance benefits accounted for under the Financial Services—Insurance—Claim Costs and Liabilities for Future Policy Benefits Subtopic of the Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (“ASC”), referred to as “benefit reserves,” and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC, referred to as “embedded derivative reserves.” The benefit reserves resulting from a benefit ratio unlocking component are calculated in a manner consistent with our GDB, as described below. We calculate the value of the embedded derivative reserve and the benefit reserves based on the specific characteristics of each guaranteed living benefit feature. The amount of reserves related to GDB for variable annuities is tied to the difference between the value of the underlying accounts and the GDB, calculated using a benefit ratio approach. The GDB reserves take into account the present value of total expected GDB payments, the present value of total expected GDB assessments over the life of the contract, claims paid to date and assessments to date. Reserves for our GIB and certain GWB with lifetime benefits are based on a combination of fair value of the underlying benefit and a benefit ratio approach that is based on the projected future payments in excess of projected future account values. The benefit ratio approach takes into account the present value of total expected GIB payments, the present value of total expected GIB assessments over the life of the contract, claims paid to date and assessments to date. The amount of reserves related to those GWB that do not have lifetime benefits is based on the fair value of the underlying benefit.

Both the level of expected payments and expected total assessments used in calculating the benefit ratio are affected by the equity markets. The liabilities related to fair value are impacted by changes in equity markets, interest rates and volatility. Accordingly, strong equity markets will decrease the amount of reserves that we must carry, and strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value. Conversely, a decrease in the equity markets will increase the expected future payments used in the benefit ratio approach, which has the effect of increasing the amount of reserves. Also, a decrease in the equity market along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value, which are the conditions we have experienced recently.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs. Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits. However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected, a strategic decision to under- or over-hedge in reaction to extreme market conditions or inconsistencies between economic and statutory reserving guidelines and divergence between the performance of the underlying funds and hedging indices. For example, for the quarters ended March 31, 2010 and 2009, we experienced a breakage on our guaranteed living benefits net derivatives results of $(8) million and $(65) million, respectively, pre-tax and before the associated amortization of DAC, VOBA, DSI and DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities. Breakage is defined as the difference between the change in the value of the liabilities, excluding the amount related to the non-performance risk component, and the change in the fair value of the derivatives. Breakage can be positive or negative. The non-performance risk factor is required under the Fair Value Measurements and Disclosures Topic of the FASB ASC, which requires us to consider our own credit standing, which is not hedged, in the valuation of certain of these liabilities. A decrease in our own credit spread could cause the value of these liabilities to increase, resulting in a reduction to net income. Conversely, an increase in our own credit spread could cause the value of these liabilities to decrease, resulting in an increase to net income.

In addition, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income. These, individually or collectively, may have a material adverse effect on our net income, financial condition or liquidity.

Changes in interest rates may cause interest rate spreads to decrease and may result in increased contract withdrawals.

Because the profitability of our fixed annuity and interest-sensitive whole life, UL and fixed portion of defined contribution and VUL insurance business depends in part on interest rate spreads, interest rate fluctuations could negatively affect our profitability. Changes in interest rates may reduce both our profitability from spread businesses and our return on invested capital. Some of our products, principally fixed annuities, interest-sensitive whole life, UL and the fixed portion of VUL insurance, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our spread, or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive. We therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments then available. Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk. Because we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could decrease and potentially become negative. Increases in interest rates may cause increased surrenders and withdrawals of insurance products. In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns. This process may lead to a flow of cash out of our businesses. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

Losses due to defaults by others could reduce our profitability or negatively affect the value of our investments.

Third parties that owe us money, securities or other assets may not pay or perform their obligations. These parties include the issuers whose securities we hold, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons. A further downturn in the U.S. and other economies could result in increased impairments.

Defaults on our mortgage loans and write-downs of mortgage equity may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties. Mortgage loans are stated on our balance sheet at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of valuation allowances. We establish valuation allowances for estimated impairments as of the balance sheet date based on information, such as the market value of the underlying real estate securing the loan, any third-party guarantees on the loan balance or any cross collateral agreements and their impact on expected recovery rates. As of March 31, 2010, there were 8 impaired mortgage loans, or less than 1% of total mortgage loans, and 11 commercial mortgage loans that were two or more payments delinquent. The performance of our mortgage loan investments, however, may fluctuate in the future. In addition, some of our mortgage loan investments have balloon payment maturities. An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.

Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

For information about our risk of write-downs of mortgage equity, see “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investments—Mortgage Loans on Real Estate” and “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investments—Standby Real Estate Equity Commitments” of LNC’s Annual Report on Form 10-K for the year ended December 31, 2009 and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investments—Mortgage Loans on Real Estate” and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investments – Standby Real Estate Equity Commitments” of LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Our investments are reflected within our consolidated financial statements utilizing different accounting bases, and, accordingly, there may be significant differences between cost and fair value that are not recorded in our consolidated financial statements.

Our principal investments are in fixed maturity and equity securities, mortgage loans on real estate, policy loans, short-term investments, derivative instruments, limited partnerships and other invested assets. The carrying value of such investments is as follows:

•

Fixed maturity and equity securities are classified as AFS, except for those designated as trading securities, and are reported at their estimated fair value. The difference between the estimated fair value and amortized cost of such securities (i.e., unrealized investment gains and losses) is recorded as a separate component of other comprehensive income (loss) , or “OCI,” net of adjustments to DAC, contract holder related amounts and deferred income taxes;

•

Fixed maturity and equity securities designated as trading securities, which in certain cases support reinsurance arrangements, are recorded at fair value with subsequent changes in fair value recognized in realized loss. However, offsetting the changes to fair value of the trading securities are corresponding changes in the fair value of the embedded derivative liability associated with the underlying reinsurance arrangement. In other words, the investment results for the trading securities, including gains and losses from sales, are passed directly to the reinsurers through the contractual terms of the reinsurance arrangements. However, there are trading securities associated with the disability income business for which the reinsurance agreement with Swiss Re was rescinded, and therefore, we now retain the gains and losses on those securities;

•

Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value;

•	Mortgage loans on real estate are carried at unpaid principal balances, adjusted for any unamortized premiums or discounts and deferred fees or expenses, net of valuation allowances;

•	Policy loans are carried at unpaid principal balances;

•	Real estate joint ventures and other limited partnership interests are carried using the equity method of accounting; and

•

Other invested assets consist principally of derivatives with positive fair values. Derivatives are carried at fair value with changes in fair value reflected in income from non-qualifying derivatives and derivatives in fair value hedging relationships. Derivatives in cash flow hedging relationships are reflected as a separate component of OCI.

Investments not carried at fair value on our consolidated financial statements, principally, mortgage loans, policy loans and real estate, may have fair values which are substantially higher or lower than the carrying value reflected on our consolidated financial statements. In addition, unrealized losses are not reflected in net income unless we realize the losses by either selling the security at below amortized cost or determine that the decline in fair value is deemed to be other-than-temporary (i.e., impaired). Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

Our valuation of fixed maturity, equity and trading securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity, equity and trading securities and short-term investments, which are reported at fair value on our Consolidated Balance Sheets, represented the majority of our total cash and invested assets. Pursuant to the Fair Value Measurements and Disclosures Topics of the FASB ASC, we have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, securities we deem to be comparable and assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer and quoted market prices of comparable securities. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of significantly increasing/decreasing or high/low interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods which are more sophisticated or require greater estimation, thereby resulting in values which may be less than the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, policy loans and other limited partnership interests. These asset classes represented 23% of the carrying value of our total cash and invested assets as of March 31, 2010. Even some of our very high quality assets have been more illiquid as a result of the recent challenging market conditions.

If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices.

We invest a portion of our invested assets in investment funds, many of which make private equity investments. The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter. Recent equity and credit market volatility may reduce investment income for these types of investments.

In addition, other external factors may cause a drop in value of investments, such as ratings downgrades on asset classes. For example, Congress has proposed legislation to amend the U.S. Bankruptcy Code to permit bankruptcy courts to modify mortgages on primary residences, including an ability to reduce outstanding mortgage balances. Such actions by bankruptcy courts may impact the ratings and valuation of our residential mortgage-backed investment securities.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

We adopted updates to the Investments—Debt and Equity Securities Topic of the FASB ASC for our debt securities effective January 1, 2009. This adoption required that an other-than-temporary impairment, or “OTTI,” loss be separated into the amount representing the decrease in cash flows expected to be collected, or “credit loss,” which is recognized in earnings, and the amount related to all other factors, or “noncredit loss,” which is recognized in OCI. In addition, the requirement for management to assert that it has the intent and ability to hold an impaired security until recovery was replaced by the requirement for management to assert if it either has the intent to sell the debt security or if it is more likely than not the entity will be required to sell the debt security before recovery of its amortized cost basis.

We regularly review our AFS securities for declines in fair value that we determine to be other-than-temporary. For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an OTTI has occurred, and the amortized cost of the equity security is written down to the current fair value, with a corresponding change to realized gain (loss) on our Consolidated Statements of Income (Loss). When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of decline, a fundamental analysis of the liquidity, business prospects and overall financial condition of the issuer.

For a debt security, if we intend to sell a security or it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude than an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized loss on our Consolidated Statements of Income. If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized loss on our Consolidated Statements of Income (Loss), as this is also deemed the credit portion of the OTTI. The remainder of the decline to fair value is recorded in OCI to unrealized OTTI on AFS securities on our Consolidated Statements of Stockholders’ Equity, as this is considered a noncredit (i.e., recoverable) impairment. Net OTTI recognized in net income (loss) was $53 million and $122 million, pre-tax, for the quarters ended March 31, 2010 and 2009, respectively. The portion of OTTI recognized in OCI for the quarters ended March 31, 2010 and 2009 was $24 million and $89 million, respectively, pre-tax.

Related to our unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized. The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets. Realized losses or impairments may have a material adverse impact on our results of operations and financial position.

We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders’ equity levels.

As of March 31, 2010, we had approximately $1.5 billion in principal amount of capital securities outstanding. All of the capital securities contain covenants that require us to make interest payments in accordance with an alternative coupon satisfaction mechanism, or “ACSM,” if we determine that one of the following triggers exists as of the 30th day prior to an interest payment date, or the “determination date”:

1.	LNL’s RBC ratio is less than 175% (based on the most recent annual financial statement filed with the State of Indiana); or

2.	(i) The sum of our consolidated net income for the four trailing fiscal quarters ending on the quarter that is two quarters prior to the most recently completed quarter prior to the determination date is zero or negative, and (ii) our consolidated stockholders’ equity (excluding accumulated OCI and any increase in stockholders’ equity resulting from the issuance of preferred stock during a quarter), or “adjusted stockholders’ equity,” as of (x) the most recently completed quarter and (y) the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the quarter that is ten fiscal quarters prior to the last completed quarter, or the “benchmark quarter.”

The ACSM would generally require us to use commercially reasonable efforts to satisfy our obligation to pay interest in full on the capital securities with the net proceeds from sales of our common stock and warrants to purchase our common stock with an exercise price greater than the market price. We would have to utilize the ACSM until the trigger events above no longer existed, and, in the case of test 2 above, our adjusted stockholders’ equity amount increased or declined by less than 10% as compared to the adjusted stockholders’ equity at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed by test 2 above.

If we were required to utilize the ACSM and were successful in selling sufficient shares of common stock or warrants to satisfy the interest payment, we would dilute the current holders of our common stock. Furthermore, while a trigger event is occurring and if we do not pay accrued interest in full, we may not, among other things, pay dividends on or repurchase our capital stock. Our failure to pay interest pursuant to the ACSM will not result in an event of default with respect to the capital securities, nor will a nonpayment of interest, unless it lasts for ten consecutive years, although such breaches may result in monetary damages to the holders of the capital securities.

In recent quarters, we have triggered the net income test as a result of quarterly consolidated net losses. However, recent quarterly consolidated net income and our efforts to raise capital in the form of equity in 2009 resulted in no trigger of the net income test or the overall stockholders’ equity test looking forward to the quarter ending September 30, 2010.

The calculations of RBC, net income (loss) and adjusted stockholders’ equity are subject to adjustments and the capital securities are subject to additional terms and conditions as further described in supplemental indentures filed as exhibits to our Forms 8-K filed on March 13, 2007, May 17, 2006, and April 20, 2006.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as VACARVM and principles based reserving, our inability to secure capital market solutions to provide reserve relief, such as issuing letters of credit to support captive reinsurance structures, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. The RBC ratio is also affected by the product mix of the in-force book of business (i.e., the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees). Most of these factors are outside of our control. Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. In addition, in extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees may increase at a rate greater than the rate of change of the markets. Increases in reserves reduce the statutory surplus used in calculating our RBC ratios. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past. Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. For more information on risks regarding our ratings, see “A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors” below.

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

Nationally recognized rating agencies rate the financial strength of our principal insurance subsidiaries and rate our debt. Ratings are not recommendations to buy our securities. Each of the rating agencies reviews its ratings periodically, and our current ratings may not be maintained in the future. In late September and early October of 2008, A.M. Best Co., or “A.M. Best,” Fitch Ratings, or “Fitch,” Moody’s Investors Service, or “Moody’s,” and Standard & Poor’s Ratings Services, or “S&P,” each revised their outlook for the U.S. life insurance sector from stable to negative. We believe that the rating agencies continue to have the life insurance industry on negative outlook until a sustained recovery in the general economy.

Our financial strength ratings, which are intended to measure our ability to meet contract holder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products as potential customers may select companies with higher financial strength ratings and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings. This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income. Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions. The interest rates we pay on our borrowings are largely dependent on our credit ratings. A downgrade of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital.

As a result of raising capital of approximately $2.1 billion in the second and third quarters of 2009, Moody’s, S&P, Fitch and A.M. Best affirmed our debt ratings and the financial strength ratings of LNL, Lincoln Life and Annuity Company of New York, or “LLANY,” and First Penn-Pacific Life Insurance Company. A.M. Best’s ratings outlook on LNC and our subsidiaries remains negative. Moody’s and S&P both revised their outlooks on LNC and our subsidiaries from negative to stable. Fitch placed the long-term ratings of LNC on watch positive, and updated its outlook on our insurance subsidiaries from negative to stable. All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that our principal insurance subsidiaries or we can maintain these ratings. See “Part I—Item 1. Business—Ratings” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009, “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Executive Summary—Current Market Conditions“ in LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and “Item 8.01 Other Events” in LNC’s Current Report on Form 8-K filed on June 2, 2010 for a description of our ratings.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, one of our insurance subsidiaries, LLANY, provides 100% indemnity reinsurance for the business assumed, however, the third-party insurer, or the “cedent,” remains primarily liable on the underlying insurance business. Under these types of agreements, as of March 31, 2010, we held statutory reserves of approximately $3.3 billion. These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios. If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide letters of credit at least equal to the relevant statutory reserves. Under the largest indemnity reinsurance arrangement, we held approximately $2.3 billion of statutory reserves as of March 31, 2010. LLANY must maintain an A.M. Best financial strength rating of at least B+, an S&P financial strength rating of at least BB+ and a Moody’s financial strength rating of at least Ba1, as well as maintain an RBC ratio of at least 160% or an S&P capital adequacy ratio of 100%, or the cedent may recapture the business. Under two other arrangements, by which we established approximately $1 billion of statutory reserves, LLANY must maintain an A.M. Best financial strength rating of at least B++, an S&P financial strength rating of at least BBB- and a Moody’s financial strength rating of at least Baa3. One of these arrangements also requires LLANY to maintain an RBC ratio of at least 185% or an S&P capital adequacy ratio of 115%. Each of these arrangements may require LLANY to place assets in trust equal to the relevant statutory reserves. As of December 31, 2009, LLANY’s RBC ratio exceeded 600%. See “Part I—Item 1. Business—Ratings” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009, and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Executive Summary—Current Market Conditions“ in LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 for a complete description of our ratings.

If the cedent recaptured the business, LLANY would be required to release reserves and transfer assets to the cedent. Such a recapture could adversely impact our future profits. Alternatively, if LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Our businesses are heavily regulated and changes in regulation may reduce our profitability.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business. The supervision and regulation relate to numerous aspects of our business and financial condition. The primary purpose of the supervision and regulation is the protection of our insurance contract holders, and not our investors. The extent of regulation varies, but generally is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things:

•	Standards of minimum capital requirements and solvency, including RBC measurements;

•	Restrictions of certain transactions between our insurance subsidiaries and their affiliates;

•	Restrictions on the nature, quality and concentration of investments;

•	Restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;

•	Limitations on the amount of dividends that insurance subsidiaries can pay;

•	The existence and licensing status of the company under circumstances where it is not writing new or renewal business;

•	Certain required methods of accounting;

•	Reserves for unearned premiums, losses and other purposes; and

•

Assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of March 31, 2010, no state insurance regulatory authority had imposed on us any substantial fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

In addition, Lincoln Financial Network and Lincoln Financial Distributors, as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and the Financial Industry Regulation Authority, or “FINRA.” LNC, as a savings and loan holding company, and NCLS are subject to regulation and supervision by the Office of Thrift Supervision, or “OTS.” As a savings and loan holding company, we are also subject to the requirement that our activities be financially-related activities as defined by federal law (which includes insurance activities). These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations. Finally, our radio operations require a license, subject to periodic renewal, from the Federal Communications Commission to operate. While management considers the likelihood of a failure to renew remote, any station that fails to receive renewal would be forced to cease operations.

Recently, there has been an increase in potential federal initiatives that would affect the insurance industry. In January 2010, the White House proposed as a part of its budget proposal a new “financial crisis responsibility fee” on certain financial institutions as a means to recoup any shortfall in revenues resulting from the TARP, so that the program does not add to the federal budget deficit. As proposed, the fee would apply to financial institutions, including bank holding companies, thrift holding companies, insured depositories, and insurance companies that own one of these entities, with over $50 billion in assets, regardless of whether the firm participated in the TARP. The fee as proposed is expected to be an assessment of 15 basis points against a calculated “covered liabilities” amount and would be in place for a minimum of 10 years. Details as to the precise calculation of “covered liabilities” are still unclear. Further, legislation implementing this fee will need to be introduced and passed by Congress before this tax would take effect. In December 2009, the House passed H.R. 4173, “The Wall Street Reform and Consumer Protection Act of 2009,” a wide-ranging bill that includes a number of reforms. The bill includes, among other things, a new harmonized fiduciary standard for broker-dealers and investment advisers, the creation of the Consumer Financial Protection Agency, the creation of a pre-funded resolution trust to cover the costs of winding down certain failing institutions, the creation of the Federal Insurance Office within the U.S. Treasury and provisions relating to executive compensation. The bill would require financial institutions, including insurance companies, to contribute funds to the resolution trust. The bill also eliminates the OTS and reallocates the supervisory and regulatory authority (i) over federally chartered thrifts to the Office of the Comptroller of the Currency and (ii) over thrift holding companies to the Federal Reserve. If this provision of the bill is adopted, we and NCLS will each have a new regulator and may be subject to additional regulations.

In the Senate, similar legislation was passed by the full Senate on May 20, 2010. H.R. 4173 was the vehicle for incorporating the provisions of S. 3217, the Senate’s substitute bill. The Senate-passed bill contains many similar provisions that are included in the House-passed version of H.R. 4173. However, because of differences in the House and Senate-passed versions of the bill, it must be reconciled in conference between House and Senate negotiators. For instance, the Senate-passed bill currently does not include a provision to create a pre-funded resolution trust, nor does it have a harmonized fiduciary standard for broker-dealers and investment advisers. In addition, the Senate-passed bill contains restrictions on proprietary trading activities of all of the subsidiaries and affiliates within a holding company system that contains a depository institution. These and other differences must be reconciled before a final bill can be enacted into law. The Conference Committee began negotiations to reconcile the Senate and House-passed bills on June 10, 2010. It is anticipated that Congress will complete work on this regulatory reform package prior to the July 4th recess, and that the bill will be signed into law by President Obama. The ultimate impact of any of these federal initiatives on our results of operations, liquidity or capital resources is currently indeterminable.

Many of the foregoing regulatory or governmental bodies have the authority to review our products and business practices and those of our agents and employees. In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents. These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations.

The Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation XXX” or “XXX,” requires insurers to establish additional statutory reserves for term life insurance policies with long-term premium guarantees and UL policies with secondary guarantees. In addition, Actuarial Guideline 38, or “AG38,” clarifies the application of XXX with respect to certain UL insurance policies with secondary guarantees. Virtually all of our newly issued term and the great majority of our newly issued UL insurance products are now affected by XXX and AG38.

As a result of this regulation, we have established higher statutory reserves for term and UL insurance products and changed our premium rates for term life insurance products. We also have implemented reinsurance and capital management actions to mitigate the capital impact of XXX and AG38, including the use of letters of credit to support the reinsurance provided by captive reinsurance subsidiaries. In addition, although formal details have not been provided, we anticipate the rating agencies may require a portion of these letters of credit to be included in our leverage calculations, which would pressure our leverage ratios and potentially our ratings. Therefore, we cannot provide assurance that there will not be regulatory, rating agency or other challenges to the actions we have taken to date. The result of those potential challenges could require us to increase statutory reserves or incur higher operating and/or tax costs. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Insurance Solutions—Insurance Solutions—Life Insurance” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009 and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Insurance Solutions—Insurance Solutions— Life Insurance” in LNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 for a further discussion of our capital management in connection with XXX.

In light of the current downturn in the credit markets and the increased spreads on asset-backed debt securities, we also cannot provide assurance that we will be able to continue to implement actions to mitigate the impact of XXX or AG38 on future sales of term and UL insurance products. If we are unable to continue to implement those actions, we may be required to increase statutory reserves, incur higher operating costs and lower returns on products sold than we currently anticipate or reduce our sales of these products. We also may have to implement measures that may be disruptive to our business. For example, because term and UL insurance are particularly price-sensitive products, any increase in premiums charged on these products in order to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and adversely affect our life insurance operations.

Changes in accounting standards issued by the FASB or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

For example, the Emerging Issues Task Force of the FASB has issued an exposure draft on DAC which provides changes to existing guidance as to the types of costs that insurance companies may capitalize. Until the final guidance is issued, the impact to our consolidated financial position and results of operations is unknown. In addition, the SEC has proposed that large accelerated filers in the U.S. be required to report financial results in accordance with International Financial Reporting Standards, or “IFRS,” as issued by the International Accounting Standards Board rather than GAAP. As currently proposed, the earliest this would become effective would begin with a company’s fiscal year 2014 Annual Report on Form 10-K. The 2014 Form 10-K would likely include audited IFRS financial statements for the transitional year, as well as the two preceding fiscal years. Thus, an issuer adopting IFRS in 2014 would need to file audited IFRS financial statements for fiscal years 2012, 2013, and 2014 in its Form 10-K for the fiscal year ended 2014. Despite the movement toward convergence of GAAP and IFRS, IFRS will be a complete change to our accounting and reporting and converting to IFRS will impose special demands on issuers in the areas of governance, employee training, internal controls, contract fulfillment and disclosure. As convergence of GAAP and IFRS continues, it could result in significant changes in GAAP that would be implemented whether or not a transition to IFRS actually occurs. The changes to GAAP and ultimate conversion to IFRS will likely affect how we manage our business, as it will likely affect other business processes such as design of compensation plans, product design, etc.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal actions in the ordinary course of our insurance operations, both domestically and internationally. Pending legal actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects. For more information on pending material legal proceedings, see “Part II—Item 8. Financial Statements and Supplementary Data—Note 14” in our Annual Report on Form 10-K for the year ended December 31, 2009, and “Part I—Item 1. Financial Statements—Note 9” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Changes in U.S. federal income tax law could increase our tax costs and make the products that we sell less desirable.

Changes to the Internal Revenue Code, administrative rulings or court decisions could increase our effective tax rate and lower our net income. For example, on February 1, 2010, the U.S. Treasury released the “General Explanations of the Administration’s Fiscal Year 2011 Revenue Proposals” including proposals which, if enacted, would affect the taxation of life insurance companies and certain life insurance products. The statutory changes contemplated by the Administration’s revenue proposals would, if enacted into law, change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the dividend received deduction. The dividend received deduction reduces the amount of dividend income subject to tax and is a significant component of the difference between our actual tax expense and expected amount determined using the federal statutory tax rate of 35%. Our income tax provision for the year ended December 31, 2009 included a separate account dividend received deduction benefit of $77 million. From time to time, the Internal Revenue Service has challenged the applicability of the dividend received deduction. In addition, the Administration’s proposals would affect the treatment of corporate owned UL and VUL, or “COLI,” policies by limiting the availability of certain interest deductions for companies that purchase those policies. If proposals of this type were enacted, our sale of COLI, variable annuities and variable life products could be adversely affected and our actual tax expense could increase, reducing earnings.

Our enterprise risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

We have devoted significant resources to develop our enterprise risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face a risk of non-collectibility of reinsurance, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as “ceding”). As of December 31, 2009, we ceded $342.6 billion of life insurance in force to reinsurers for reinsurance protection. Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of March 31, 2010, we had $6.5 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts. Of this amount, $3.1 billion related to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement. Swiss Re has funded a trust to support this business. The balance in the trust changes as a result of ongoing reinsurance activity and was $1.9 billion as of March 31, 2010. As a result of Swiss Re’s S&P financial strength rating dropping below AA-, Swiss Re was required to fund an additional trust to support this business of approximately $1.5 billion as of March 31, 2010, which was established during the fourth quarter of 2009. Furthermore, approximately $1.2 billion of the Swiss Re treaties are funds withheld structures where we have a right of offset on assets backing the reinsurance receivables.

The balance of the reinsurance is due from a diverse group of reinsurers. The collectibility of reinsurance is largely a function of the solvency of the individual reinsurers. We perform annual credit reviews on our reinsurers, focusing on, among other things, financial capacity, stability, trends and commitment to the reinsurance business. We also require assets in trust, letters of credit or other acceptable collateral to support balances due from reinsurers not authorized to transact business in the applicable jurisdictions. Despite these measures, a reinsurer’s insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract, especially Swiss Re, could have a material adverse effect on our results of operations and financial condition.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance.

We reinsure a significant amount of the mortality risk on fully underwritten, newly issued, individual life insurance contracts. We regularly review retention limits for continued appropriateness and they may be changed in the future. If we were to experience adverse mortality or morbidity experience, a significant portion of that would be reimbursed by our reinsurers. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers not willing to offer coverage. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes may adversely impact liabilities for contract holder claims and the availability of reinsurance.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism, a natural disaster or other event that causes a large number of deaths or injuries. Significant influenza pandemics have occurred three times in the last century, but the likelihood, timing or severity of a future pandemic cannot be predicted. Additionally, the impact of climate change could cause changes in weather patterns, resulting in more severe and more frequent natural disasters such as forest fires, hurricanes, tornados, floods and storm surges. In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Pandemics, natural disasters and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people. Intense competition exists for the key employees with demonstrated ability, and we may be unable to hire or retain such employees, particularly in light of compensation restrictions currently applicable to us in connection with our participation in the TARP CPP. The unexpected loss of services of one or more of our key personnel could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees. We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial position. Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining key employees, including financial advisors, wholesalers and other employees, as well as independent distributors of our products.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives. These representatives are not captive, which means they may also sell our competitors’ products. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. Additionally, complex legal and factual determinations and evolving laws and court interpretations make the scope of protection afforded our intellectual property uncertain, particularly in relation to our patents. While we believe our patents provide us with a competitive advantage, we cannot be certain that any issued patents will be interpreted with sufficient breadth to offer meaningful protection. In addition, our issued patents may be successfully challenged, invalidated, circumvented or found unenforceable so that our patent rights would not create an effective competitive barrier. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive. We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings. Our competitors include insurers, broker-dealers, financial advisors, asset managers and other financial institutions. A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.

In recent years, there has been substantial consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. We expect consolidation to continue and perhaps accelerate in the future, thereby increasing competitive pressure on us.

Use of proceeds

We estimate that the net proceeds from the sale of              shares of our common stock in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $319 million (or approximately $367 million if the underwriters exercise in full their option to purchase additional shares of our common stock).

We intend to use the net proceeds from this offering of our common stock, together with the net proceeds from the $250 million portion of our planned note offering and available funds, to repurchase in full, once we have received approval of the U.S. Treasury to do so, the Series B preferred stock held by the U.S. Treasury pursuant to our participation in the TARP CPP. Pending such use we will invest the proceeds in short-term, investment grade investments. If the U.S. Treasury does not approve our request to repurchase the Series B preferred stock, we will use the net proceeds of this offering for general corporate purposes. In addition, we expect to use the remaining net proceeds, if any, from our planned note offering as part of a long-term financing solution supporting the universal life reserves of our insurance subsidiaries.

Common stock price range and dividends

Our common stock trades on the New York and Chicago Stock Exchanges under the symbol “LNC.” As of June 3, 2010, there were 302,507,880 shares of our common stock issued and outstanding. As of June 3, 2010, there were approximately 11,024 shareholders of record of our common stock. The dividend on our common stock is declared each quarter by our board of directors if we are eligible to pay dividends and our board of directors determines that we will pay dividends. In determining dividends, our board takes into consideration items such as our financial condition, including current and expected earnings, projected cash flows and anticipated financing needs. For additional information regarding restrictions on our ability to pay dividends, see “Risk factors—Risk factors relating to our common stock—Holders of our common stock are subject to restrictions on the payment of dividends” and “—Risk factors relating to our business—We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders’ equity levels” in this prospectus supplement, “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Review of Consolidated Financial Condition—Liquidity and Capital Resources” and “—Item 8. Financial Statements and Supplementary Data—Note 21” in our Annual Report on Form 10-K for the year ended December 31, 2009, and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Review of Consolidated Financial Condition” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which are incorporated herein by reference.

As a result of our participation in the TARP CPP, prior to July 10, 2012 we are prohibited, without the consent of the U.S. Treasury, from declaring or paying any dividend or making any distribution on our common stock, other than regular quarterly cash dividends not exceeding $0.01 per share of common stock and dividends payable only in shares of our common stock, unless prior to July 10, 2012 all of the outstanding Series B preferred stock has been repurchased in whole or the U.S. Treasury has transferred all of that preferred stock to third parties. In addition, we are prohibited from paying dividends on our common stock without paying dividends on our outstanding preferred stock in full. We intend to use the net proceeds from this offering, together with the net proceeds from the $250 million portion of our planned note offering and available funds, to repurchase all outstanding shares of the Series B preferred stock, subject to the approval of the U.S. Treasury. See “Summary—Repurchase of our Series B Fixed Rate Cumulative Perpetual Preferred Stock.”

The following table presents the high and low sales prices for our common stock on the New York Stock Exchange during the periods indicated and the dividends declared per share during such periods:

	Price range		Cash dividend per share
	High	Low

2010
Second Quarter (through June 11, 2010)	$33.55	$23.86	$0.01
First Quarter	30.74	22.52	0.01
2009
Fourth Quarter	$28.10	$21.99	$0.01
Third Quarter	27.82	14.34	0.01
Second Quarter	19.99	5.52	0.01
First Quarter	25.59	4.90	0.01
2008
Fourth Quarter	$45.50	$4.76	$0.21
Third Quarter	59.99	39.83	0.415
Second Quarter	56.80	45.18	0.415
First Quarter	58.11	45.50	0.415

The last reported sale price of our common stock on June 11, 2010, as reported by the New York Stock Exchange, was $26.36 per share.

Capitalization

The following table sets forth our consolidated capitalization as of March 31, 2010:

•	on an actual basis;

•

on an as adjusted basis to give effect to the receipt of estimated net proceeds of approximately $319 million from the sale of our common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares); and

•

on a further as adjusted basis to give effect to (i) the receipt of estimated net proceeds of approximately $319 million from the sale of our common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares); (ii) our planned note offering, assuming we issue notes in an aggregate principal amount of $250 million in the planned note offering; and (iii) the use of the net proceeds from these offerings.

The completion of this offering is not conditioned on the completion of the planned note offering, and the completion of the planned note offering is not conditioned on the completion of this offering. Furthermore, there can be no assurance that the U.S. Treasury will approve our repurchase of the Series B preferred stock.

The following data is qualified in its entirety by, and should be read in conjunction with, our unaudited consolidated financial statements and notes thereto incorporated in this prospectus supplement and the accompanying base prospectus by reference.

	As of March 31, 2010
	Actual	As adjusted for this offering(1)	As further adjusted for the planned note offering and the use of net proceeds(2)

	(In millions)

Short-term debt
Commercial paper	$100	$100	$100
Other short-term debt	1	1	1

Total short-term debt	$101	$101	$101

Long-term debt, excluding current portion(3)
Senior notes:
Senior notes to be offered	$—	$—	$250
6.2% notes, due 2011	250	250	250
5.65% notes, due 2012	300	300	300
LIBOR + 175 bps loan, due 2013	200	200	200
4.75% notes, due 2014	199	199	199
4.75% notes, due 2014	293	293	293
LIBOR + 3 bps notes, due 2017	250	250	250
7% notes, due 2018	200	200	200
8.75% notes, due 2019	496	496	496
6.25% notes, due 2020	300	300	300
6.15% notes, due 2036	497	497	497
6.3% notes, due 2037	435	435	435

Total senior notes	$3,420	$3,420	$3,670

	As of March 31, 2010
	Actual	As adjusted for this offering(1)	As further adjusted for the planned note offering and the use of net proceeds(2)

	(In millions)

Junior subordinated debentures issued to affiliated trusts:
Lincoln Capital VI—6.75% Series F, due 2052	$155	$155	$155

Total junior subordinated debentures issued to affiliated trusts	$155	$155	$155

Capital securities:
6.75%, due 2066	$275	$275	$275
7%, due 2066	721	721	721
6.05%, due 2067	489	489	489

Total capital securities	$1,485	$1,485	$1,485

Total long-term debt	$5,060	$5,060	$5,310

Total debt	$5,161	$5,161	$5,411

Stockholders’ equity
Series A preferred stock	$—	$—	$—
Series B preferred stock	812	812	—
Common stock	7,845	8,164	8,164
Retained earnings	3,409	3,409	3,271
Accumulated other comprehensive loss	302	302	302

Total stockholders’ equity	$12,368	$12,687	$11,737

Total capitalization	$17,529	$17,848	$17,148

(1)	Includes adjustments related to the issuance of shares of common stock offered hereby for total consideration of $335 million, less estimated transaction costs of approximately $16 million, for estimated net proceeds of approximately $319 million (assuming no exercise of the underwriters’ option to purchase additional shares). Does not reflect increases or decreases in our commercial paper balance after March 31, 2010.

(2)	Includes adjustments related to (i) the issuance of shares of common stock offered hereby for total consideration of $335 million, less estimated transaction costs of approximately $16 million, for estimated net proceeds of approximately $319 million (assuming no exercise of the underwriters’ option to purchase additional shares), (ii) our planned note offering, assuming we issue notes in an aggregate principal amount of $250 million (depending on market and other conditions, subject to increase up to $750 million), (iii) the repurchase of all outstanding shares of the Series B preferred stock, subject to the approval of the U.S. Treasury, and (iv) a charge to income available to common shareholders resulting from the repurchase of the Series B preferred stock of $138 million as of March 31, 2010, representing the accretion of the discount on the Series B preferred stock at liquidation (such amount would be approximately $131 million as of June 30, 2010 on a pro forma basis). Does not reflect increases or decreases in our commercial paper balance after March 31, 2010.

(3)	Amounts include unamortized premiums and discounts and the fair value of any associated fair value hedges on our long-term debt.

Selected consolidated historical financial data of LNC

The following selected financial data should be read together with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which are incorporated herein by reference. Our historical results are not necessarily indicative of our future results. The selected financial data set forth below are derived from our consolidated financial statements for the quarters ended March 31, 2010 and 2009 and years ended December 31, 2009, 2008, 2007, 2006 and 2005. Some previously reported amounts have been reclassified to conform to the presentation as of and for the year ended December 31, 2009.

	Three months ended March 31,		Year ended December 31,
(In millions, except per share data)	2010	2009	2009	2008	2007	2006	2005

	(unaudited)		(audited)
Statement of operations data:
Total revenues	$2,527	$2,132	$8,499	$9,244	$9,614	$8,002	$4,649
Income (loss) from continuing operations	255	(587)	(415)	(10)	1,199	1,199	761
Net income (loss)	283	(579)	(485)	57	1,215	1,316	831

Per Common Share Data(1)(2):
Income (loss) from continuing operations—basic	$0.79	$(2.30)	$(1.60)	$(0.04)	$4.44	$4.75	$4.40
Income (loss) from continuing operations—diluted	0.76	(2.30)	(1.60)	(0.04)	4.37	4.68	4.32
Net income (loss)—basic	0.88	(2.27)	(1.85)	0.22	4.50	5.21	4.80
Net income (loss)—diluted	0.85	(2.27)	(1.85)	0.22	4.43	5.13	4.72
Common stock dividends	0.01	0.01	0.040	1.455	1.600	1.535	1.475

	As of March 31, 2010	As of December 31,
		2009	2008	2007	2006	2005

	(unaudited)	(audited)
Balance sheet data:
Assets	$181,621	$177,433	$163,136	$191,435	$178,495	$124,860
Long-term debt	5,060	5,050	4,731	4,618	3,458	1,333
Stockholders’ equity	12,368	11,700	7,977	11,718	12,201	6,384
Per Common Share Data(1):
Stockholders’ equity including accumulated other comprehensive income(3)	$38.19	$36.02	$31.15	$44.32	$44.21	$36.69
Stockholders’ equity excluding accumulated other comprehensive income(3)	37.19	36.89	42.09	43.46	41.99	33.66
Market value of common stock	30.70	24.88	18.84	58.22	66.40	53.03

(1)	Per share amounts were affected by the issuance of 112.3 million shares of common stock for the acquisition of Jefferson-Pilot Corporation in 2006 and the retirement of less than 1 million, 9.3 million, 15.4 million, 16.9 million and 2.3 million shares of common stock during the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

(2)	For discussion of the reduction of net income (loss) available to common shareholders, see “Part II—Item 8. Financial Statements and Supplementary Data—Note 15” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009.

(3)	Per share amounts are calculated under the assumption that our Series A preferred stock has been converted to common stock, but exclude Series B preferred stock balances as it is non-convertible.

Description of securities

General

Please read the information discussed under the heading “Description of Securities We May Sell—Common Stock and Preferred Stock” in the accompanying base prospectus.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. We have outstanding two series of preferred stock, consisting of LNC’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock,” and our Series B preferred stock. As of June 3, 2010, we had issued and outstanding 302,507,880 shares of common stock, 11,365 shares of Series A preferred stock and 950,000 shares of Series B preferred stock.

TARP CPP-Related preferred stock and warrant

On July 10, 2009, we entered into the CPP Purchase Agreement with the U.S. Treasury. For an aggregate purchase price of $950 million in cash, we issued to the U.S. Treasury 950,000 shares of Series B preferred stock and a warrant, or the “CPP Warrant,” to purchase, within the ten-year term of the CPP Warrant, up to 13,049,451 shares of our common stock at an initial per share exercise price of $10.92.

The Series B preferred stock ranks senior to our common stock and pari passu with our outstanding Series A preferred stock and will rank pari passu with any other future preferred stock (excepting any future preferred stock that by its terms ranks junior to any other preferred stock).

The Series B preferred stock is non-voting, other than (a) class voting rights on any amendment to the rights of the Series B preferred stock, any merger, exchange or similar transaction that could adversely affect the rights of the Series B preferred stock or any authorization or issuance of shares senior to the Series B preferred stock and (b) the right, together with the holders of any other affected classes of future parity stock, voting as a single class, to elect two additional directors to our board of directors, if we fail to pay six quarterly dividends, whether or not for consecutive dividend periods. The Series B preferred stock provides for cumulative dividends at a rate of 5% per annum until the fifth anniversary of the investment and thereafter at a rate of 9% per annum. We are prohibited from paying dividends on our common stock, or repurchasing or redeeming our common stock, without paying dividends on the Series B preferred stock in full. In addition, prior to July 10, 2012, unless we have redeemed the Series B preferred stock or the U.S. Treasury has transferred the Series B preferred stock to a third party, the consent of the U.S. Treasury will be required for us to (a) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock) or (b) redeem, purchase or acquire any shares of our common stock or other capital stock or equity securities (subject to limited exceptions). The Series B preferred stock may be repurchased at a price equal to its issue price plus accrued and unpaid dividends subject to the approval of the U.S. Treasury. The redemption, purchase or other acquisition of our or our affiliates’ trust preferred securities is also subject to restrictions set forth in the CPP Purchase Agreement.

We intend to use the net proceeds from this offering of our common stock, together with the net proceeds from the $250 million portion of our planned note offering and available funds, to repurchase in full, once we have received approval of the U.S. Treasury to do so, the Series B preferred stock held by the U.S. Treasury pursuant to our participation in the TARP CPP. See “Summary—Repurchase of our Series B Fixed Rate Cumulative Perpetual Preferred Stock.”

The CPP Warrant has a term of ten years and was immediately exercisable upon issuance, in whole or in part. We have granted the U.S. Treasury registration rights for the Series B preferred stock, the CPP Warrant and our common stock underlying the CPP Warrant, and the U.S. Treasury has agreed not to exercise any voting power with respect to any shares of common stock issued to it upon exercise of the warrant.

Participation in the TARP CPP also subjects us to the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the Series B preferred stock. For example, the American Recovery and Reinvestment Act of 2009 contains significant limitations on the amount and form of bonus, retention and other incentive compensation that participants in the TARP CPP may pay to certain executive officers and senior management. We believe that these restrictions will not apply to compensation we may pay to executive officers and senior management effective from and after the repurchase of the Series B preferred stock. See “Risk factors—Risk factors relating to our business—Although we intend to repurchase our Series B preferred stock issued to the U.S. Treasury under the TARP CPP following this offering and the planned note offering, we may not be able to do so if this offering and the planned note offering are not completed or if the U.S. Treasury does not approve the repurchase of the Series B preferred stock. Even if we complete that repurchase, we will remain subject to certain restrictions, oversight and costs that could materially affect our business, results of operations and prospects” and “—Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.”

Certain U.S. federal income tax consequences

General

The following is a general summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to U.S. and non-U.S. beneficial owners who acquire such shares pursuant to this offering.

This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, or “IRS,” and other applicable authorities, all of which are subject to change (possibly with retroactive effect).

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations. This discussion deals only with shares of our common stock held as “capital assets,” within the meaning of Section 1221 of the Code, and does not purport to be applicable to special categories of investors, such as banks, financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect the mark to market method of accounting for their securities holdings, persons subject to the alternative minimum tax, entities classified as partnerships, controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes, pass-through entities, certain former citizens or long-term residents of the United States subject to tax as expatriates, persons holding our common stock through a “hybrid entity,” or persons holding our common stock as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or “integrated” transaction for tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who are partners in a partnership or equity interest owners of another entity treated as a partnership holding our common stock should consult their own tax advisors. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion and there can be no assurance that the IRS will agree with such statements and conclusions.

THIS SUMMARY OF U.S. FEDERAL INCOME TAX ISSUES IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR U.S. AND NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. holder of common stock

As used in this discussion, the term “U.S. holder” means a holder that is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends

Except for certain stock dividends which may be received in non-taxable distributions, a distribution which we make to a U.S. holder with respect to its shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the U.S. holder’s shares of our common stock, as capital gain from the sale or exchange of such stock.

For taxable years beginning before January 1, 2011, dividends paid to an individual or other noncorporate holder will be taxed at special reduced rates, the maximum U.S. federal tax rate being 15%, provided that the holder satisfies certain holding period requirements. Thereafter, under current law, the maximum rate applicable to such noncorporate holders on dividends will be 39.6%. In addition, for tax years beginning after December 31, 2012, a 3.8% Medicare tax will be imposed on dividends received by certain noncorporate taxpayers whose income exceeds certain thresholds.

Corporate holders will generally be entitled to a deduction equal to 70% of distributions which are treated as dividends on the common stock. However, these holders will not be entitled to this deduction with respect to amounts treated as a return of capital or capital gain. In addition, the benefit of this deduction may be reduced by the corporate alternative minimum tax. This dividends received deduction is subject to various limitations, which, among other things, require a certain holding period and restrict the availability of the deduction if the stock is “debt-financed.” Corporate holders should consult their tax advisors as to their eligibility for this deduction.

Sale, redemption or other taxable disposition of common stock

Except in certain circumstances described below, upon a sale or other taxable disposition of the common stock, a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes. The amount of this gain or loss will be measured by the difference between:

•	the sum of the amount of cash and the fair market value of any property received upon the sale or other taxable disposition of the common stock, and

•	the holder’s adjusted tax basis in the common stock being sold or disposed of.

This gain or loss will be long-term capital gain or loss if the holding period for such common stock is more than one year. Noncorporate U.S. holders generally should qualify for a maximum tax rate of 15% with respect to long-term capital gain (subject to higher rates which are scheduled to take effect under current law for taxable years beginning on or after January 1, 2011), and corporate holders will generally be subject to tax at a maximum rate of 35%. For taxable years beginning on January 1, 2011, or later, under current law, the maximum rate applicable to noncorporate U.S. holders on long-term capital gains will be 20%. In addition, for taxable years beginning after December 31, 2012, a 3.8% Medicare tax will be imposed on capital gains (other than gains on property held in a trade or business) realized by certain noncorporate taxpayers whose income exceeds certain thresholds. Capital losses are used to offset capital gains. However, for noncorporate taxpayers, excess capital losses for the loss year are allowed as a deduction against ordinary income, up to the lesser of $3,000 or the amount of the excess. Unused capital losses may be carried forward indefinitely by a noncorporate taxpayer. A holder’s tax basis in the common stock will generally be the price which the holder paid for the stock, subject to applicable adjustments (if any), such as reduction for a return of capital distribution on the common stock.

Redemption of common stock may be treated either as a distribution or as a sale. A redemption of common stock will be treated as a sale if all of the holder’s interest in the corporation is redeemed or certain other tests are met which generally involve a sufficient reduction in the holder’s interest (including its deemed ownership under certain constructive ownership rules) in the corporate issuer of the stock. If the transaction is treated as a sale, then the tax treatment of the holder will follow that which is described above with respect to the sale of stock. Alternatively, the entire amount of the cash or property received on a redemption may be treated as a distribution. This treatment will be applied without an offset of the holder’s tax basis in the redeemed shares. Rather, all of the redemption proceeds will be treated in the same manner as distributions described above. The holder’s basis in the redeemed common stock, to the extent not reduced through a return of capital distribution, will be transferred to the holder’s remaining shares of our common stock.

Information reporting and backup withholding

Information reporting requirements generally apply to certain U.S. holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable U.S. Treasury regulations, a U.S. holder of common stock may be subject to backup withholding (currently at a rate of 28%) with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U S. federal income tax liability (and may entitle the U.S. holder to a refund) provided that the required information is timely furnished to the IRS.

Non-U.S. holder of common stock

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a U.S. holder as defined above.

Dividends

In general, any distributions which we make to a non-U.S. holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate.

A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on sale or other disposition of common stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of distribution and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, which we refer to as a “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period of our common stock and the non-U.S. holder has held (directly or by attribution) more than 5% of our common stock during that time period.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock (and certain other conditions are met) will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses. We are currently not a USRPHC and do not expect to become a USRPHC.

Withholdable payments to foreign financial entities and other foreign entities

Recently enacted legislation that becomes effective for payments made after December 31, 2012 (subject to certain exceptions) generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source interest and dividends and the gross proceeds from the sale or other disposition of any property that could produce U.S. source interest or dividends. The information required to be reported includes (i) the identity and taxpayer identification number of each account holder that is a U.S. person and (ii) the transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a direct or indirect 10% or greater U.S. owner or provides the withholding agent with identifying information with respect to each 10% or greater U.S. owner. When these provisions become effective, depending on the status of a non-U.S. holder and the status of the intermediaries through which they hold our common stock, non-U.S. holders could be subject to this 30% withholding tax with respect to distributions on our common stock and proceeds from the sale of our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker which derives more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF ANY COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Certain ERISA considerations

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “plan ,” to acquire or hold the common stock should consider whether an investment in the common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates are or become a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14, issued by the U.S. Department of Labor or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration, or (ii) there is some other basis on which the purchase and holding of the common stock is not prohibited.

Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser disposes of its interest in the common stock, that such purchaser and holder, by its purchase or holding of the common stock or any interest therein that (i) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (ii) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (A) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under

Section 406 of ERISA or Section 4975 of the Code and (B) neither LNC nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any governmental plan, church plan or foreign plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated June     , 2010, the underwriters named below, for whom J.P. Morgan Securities Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of common stock set forth opposite their names below:

Name	Number of shares

J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
Deutsche Bank Securities Inc.
UBS Securities LLC
Sandler O’Neill & Partners, L.P.
Total

Under the terms and conditions of the underwriting agreement, if the underwriters purchase any shares, then the underwriters are committed to purchase all of the shares offered by us. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

Shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. Any such securities dealers may resell any shares to certain other brokers or dealers at a discount from the initial public offering price of up to $             per share. If all the shares are not sold at the initial offering price, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to purchase up to              additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $             per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Underwriting discounts and commissions

	Without option to purchase additional shares	With option to purchase additional shares

Per share	$	$
Total	$	$

The aggregate proceeds to us are set forth on the cover page hereof before deducting our estimated expenses in offering the shares. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting fees, but excluding underwriting discounts and commissions, will be approximately $1.8 million.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, file with the SEC a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” relating to, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, including, without limitation, shares subsequently acquired, or any securities convertible into or exercisable or exchangeable for our common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities Inc. on behalf of the underwriters, for a period of 90 days from the date of this prospectus supplement, other than the shares of common stock to be sold hereunder, any grants of options, units or rights convertible into common stock, restricted stock and common stock equivalents or the issuance of shares of common stock to our directors, employees, agents or consultants pursuant to any of our equity plans existing on the date of this prospectus supplement, any shares of common stock issued upon the exercise of options granted under our equity plans, and any shares of common stock issuable upon the exercise of the warrants we originally issued in connection with the TARP CPP.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc., (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock, owned by such persons (including without limitation, common stock which may be deemed to be beneficially owned by parties to the lock-up agreements in accordance with the rules and regulations of the SEC and common stock which may be issued upon exercise of a stock option or warrant) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, in each case other than (A) transfers of shares of common stock (or stock options exercisable for shares of common stock) as a bona fide gift or gifts (including charitable donations or gifts) or for estate planning purposes, (B) distributions of shares of common stock to partners, members or stockholders of such persons, provided that any such distribution shall not involve a disposition for value, (C) sales of shares of common stock on behalf of such individuals by their brokers pursuant to a trading plan established prior to the date of the lock-up agreement, and (D) sales of shares of common stock by such individual to us or delivery of shares of common stock by such individual to us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect thereof.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The shares of common stock offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the shares of common stock while the offering is in progress.

The underwriters have advised us that they may impose a penalty bid. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions, including, but not limited to, their services in connection with our planned note offering. In particular, affiliates of Credit Suisse Securities (USA) LLC act as lenders in a $550 million letter of credit facility and affiliates of J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and UBS Securities LLC act as lenders under our $2 billion credit facility. In addition, the underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Each of the underwriters may arrange to sell common shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

United Kingdom

This prospectus supplement and the accompanying base prospectus are only being distributed to and are only directed to (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the “Order,” or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or “relevant persons.” The shares of common stock offered by this prospectus supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying base prospectus or any of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a “Relevant Member State,” from and including the date on which the European Union Prospectus Directive, or the “EU Prospectus Directive,” is implemented in that Relevant Member State, or the “Relevant Implementation Date,” an offer of shares of common stock described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of common stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State, and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Switzerland

This prospectus supplement and the accompanying base prospectus, as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares of common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares of common stock, including, but not limited to, this prospectus supplement and the accompanying base prospectus, do not claim to comply with the disclosure standards of the listing rules of the SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares of common stock are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement and the accompanying base prospectus, as well as any other material relating to the shares of common stock, are personal and confidential and do not constitute an offer to any other person. This prospectus supplement and the accompanying base prospectus may only be used by those investors to whom they have been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying base prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in those rules. They must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement or the accompanying base prospectus nor taken steps to verify the information set out in them, and has no responsibility for them. The shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying base prospectus, you should consult an authorized financial adviser.

Hong Kong

The shares of our common stock may not be offered or sold to persons in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares of our common stock may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong except if permitted to do so under the securities laws of Hong Kong other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The shares of our common stock have not been and will not be registered under the Securities and Exchange Law of Japan, or the “Securities and Exchange Law,” and each underwriter has agreed that it will not offer or sell any shares of our common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying base prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA,” (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Validity of securities

The validity of the shares of common stock offered hereby will be passed upon for LNC by Stephen E. Rahn, Vice President, Associate General Counsel of LNC. Certain other matters will be passed upon for LNC by Blank Rome LLP. The validity of the shares of common stock offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP. Blank Rome LLP and Sullivan & Cromwell LLP will rely upon the opinion of Mr. Rahn as to matters of Indiana law. As of June 3, 2010, Mr. Rahn beneficially owned approximately 28,810 shares of our common stock, including options exercisable within sixty days of June 3, 2010.

Experts

The consolidated financial statements of Lincoln National Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2009 (including schedules appearing therein) and the effectiveness of Lincoln National Corporation’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depository Shares

Stock Purchase Units

Lincoln National Capital VII

Lincoln National Capital VIII

Lincoln National Capital IX

Trust Preferred Securities

fully and unconditionally guaranteed, as described herein,

by Lincoln National Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus. The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

By this prospectus, we or selling securityholders may offer, from time to time, the securities described in this prospectus separately or together in any combination. Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

We, the selling securityholders or the trusts may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We, the selling securityholders or the trusts reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, the selling securityholders or the trusts from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the New York and Chicago Stock Exchanges under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

For North Carolina Residents: The Commissioner of Insurance for the State of North Carolina has not approved or disapproved these securities nor has the Commissioner ruled upon the accuracy or adequacy of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, as applicable, and we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus and the trusts may sell the trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other sale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us, the trusts and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriter, dealer, agent or remarketing firm has not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter, dealer, agent or remarketing firm is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation together with its subsidiaries. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “trusts” are to Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, collectively, and, references to a “trust” are to Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, individually.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC:

•

in the public reference room maintained by the SEC in Washington, D.C. (100 F Street, N.E., Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330, or

•	on the SEC website located at www.sec.gov.

This Prospectus is part of a Registration Statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us, the trusts and the securities, you should read the entire Registration Statement and the additional information described under “Documents

Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at http://www.lincolnfinancial.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-6028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•

Those portions of our Proxy Statement for our 2008 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Current Report on Form 8-K filed with the SEC on January 13, 2009; and

•	The description of our Common Stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

C. Suzanne Womack

2nd  Vice President & Secretary

150 N. Radnor Chester Road

Radnor, PA 19087

484-583-1400

LNC

LNC is a holding company which operates multiple insurance and investment management businesses through subsidiary companies. Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds and managed accounts. LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies. As of December 31, 2008, LNC had consolidated assets of $163.1 billion and consolidated stockholders’ equity of $8.0 billion. For the year ended December 31, 2008, LNC had total revenue of $9.9 billion and net income of $57 million.

We provide products and services in four operating businesses and report results through six business segments, as follows:

Business	Corresponding Segments
Retirement Solutions	Annuities Defined Contribution

Insurance Solutions	Life Insurance Group Protection

Investment Management	Investment Management

Lincoln UK	Lincoln UK

We also have other Operations, which includes our run-off institutional pension business, financial data for operations that are not directly related to the business segments, unallocated corporate items and the ongoing amortization of deferred gain on the indemnity reinsurance portion of the sale of our former reinsurance segment to Swiss Re Life & Health America Inc., referred to as “Swiss Re,” in the fourth quarter of 2001. Unallocated corporate items include investment income on investments related to the amount of statutory surplus in our insurance subsidiaries that is not allocated to our business units and other corporate investments, interest expense on short-term and long-term borrowings and certain expenses, including restructuring and merger-related expenses.

THE LINCOLN TRUSTS

We created Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX. Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement executed by LNC, as sponsor of the trust, and the Delaware trustee described below, and the filing of a certificate of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus. We refer to the trust agreements, each as amended and restated, in this prospectus as the “trust agreements.” These trust agreements will state the terms and conditions for the trusts to issue and sell their trust preferred securities and common securities, which we refer to collectively in this prospectus as the “trust securities.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•

using the proceeds from the sale of its trust securities to acquire a series of corresponding junior subordinated debt securities issued by LNC, which we refer to as “corresponding junior subordinated debt securities”; and

•	engaging in only those other activities necessary, convenient or incidental to the above purposes.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable trust agreement. Each trust’s business and affairs are conducted by its trustees, each appointed by LNC as holder of the trust’s common securities. Unless otherwise specified in the applicable prospectus supplement, there are four trustees of each trust, which we collectively refer to as the issuer trustees, as follows:

•	Administrative Trustees: Two of the trustees, whom we refer to as “administrative trustees”, are persons who are employees or officers of or who are affiliated with LNC.

•

Property, Guarantee and Indenture Trustee: The third trustee is The Bank of New York Mellon (as successor in interest to Bank One Trust Company, National Association), a financial institution that is unaffiliated with LNC, and which serves as the property trustee under the trust agreement. The Bank of New York Mellon (as successor in interest to Bank One Trust Company, National Association) also acts as the guarantee trustee under the guarantee agreement, and the indenture trustee under a junior subordinated indenture.

•

Delaware Trustee: The fourth trustee, BNY Mellon Trust of Delaware (as successor in interest to Bank One Trust Company, National Association), that is unaffiliated with LNC, serves as the Delaware trustee under the trust agreement.

LNC will hold directly or indirectly all of the common securities of each of the trusts. Unless otherwise indicated in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capital. As the direct or indirect holder of the common securities of a trust, LNC will generally have the sole right to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. However, if a subordinated debt security event of default under the trust agreement for the trust has occurred and is continuing, the holders of a majority in liquidation preference of the related trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in LNC, as the direct or indirect owner of the common securities of the trust. The duties and obligations of each issuer trustee are governed by the applicable trust agreement. LNC will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The common securities of a trust owned directly or indirectly by LNC will rank equally, and payments will be made on such common securities proportionately with the trust preferred securities of the trust, except as provided below. Upon the occurrence and continuance of an event of default under a trust agreement resulting from a subordinated debt security event of default, periodic cash distributions (which we refer to as “distributions”) and payments upon liquidation, redemption or otherwise with respect to the trust securities of a trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust. See “Description of Securities We May Sell—Trust Preferred Securities—Subordination of Common Securities.”

Except as otherwise provided in the applicable prospectus supplement:

•	each trust will sell its trust preferred securities to the public and its common securities to LNC;

•

concurrently with the issuance by a trust of its trust preferred securities, the trust will use the proceeds from these sales to buy a series of corresponding junior subordinated debt securities from LNC with the same financial terms as the trust preferred securities;

•

LNC will pay interest on the corresponding junior subordinated debt securities at the same rate and at the same times as the trust makes payments on the trust preferred securities. The trust will use the payments it receives on the corresponding subordinated debt securities to make the corresponding payments on the trust preferred securities;

•

LNC will, on a subordinated basis, fully and unconditionally guarantee the payment by the trust of the trust preferred securities to the extent described in this prospectus. We refer to this as the “guarantee.” Both the corresponding subordinated debt securities and the guarantee will be subordinated to LNC’s existing and future senior indebtedness, and will effectively be subordinated to existing and future senior obligations of LNC’s subsidiaries;

•	the corresponding junior subordinated debt securities will be the sole assets of each trust; and

•	payments under the corresponding junior subordinated debt securities and the related expense agreement with LNC will be the only revenue of each trust.

LNC may redeem the corresponding subordinated debt securities (and cause the redemption of the trust securities) or may terminate each trust and cause the corresponding subordinated debt securities to be distributed to the holders of trust preferred securities in liquidation of their interests in such trust in certain circumstances. See “Description of Securities We May Sell—Trust Preferred Securities—Liquidation Distribution Upon Termination.”

The rights of the holders of trust preferred securities are described in the applicable trust agreement and the Delaware Statutory Trust Act. The principal executive office of each trust is located at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and its telephone number is (484) 583-1400.

RATIO OF EARNINGS TO FIXED CHARGES

Lincoln National Corporation and Subsidiaries

Historical Ratio of Earnings to Fixed Charges

(dollars in millions)

	For The Years Ended December 31,
	2008	2007	2006	2005	2004
Income (loss) from continuing operations before taxes	$(25)	$1,874	$1,778	$1,075	$1,036
Sub-total of fixed charges	303	325	242	110	116

Sub-total of adjusted income	278	2,199	2,020	1,185	1,152
Interest on annuities and financial products	2,532	2,519	2,260	1,570	1,571

Adjusted income base	$2,810	$4,718	$4,280	$2,755	$2,723

Fixed Charges
Interest and debt expense(1)	$281	$284	$223	$89	$94
Interest expense related to uncertain tax positions	2	21	—	—	—
Portion of rent expense representing interest	20	20	19	21	22

Sub-total of fixed charges excluding interest on annuities and financial products	303	325	242	110	116
Interest on annuities and financial products	2,532	2,519	2,260	1,570	1,571

Total fixed charges	$2,835	$2,844	$2,502	$1,680	$1,687

Ratio of sub-total of adjusted income to sub-total of fixed charges excluding interest on annuities and financial products(2)	—	6.77	8.35	10.77	9.93
Ratio of adjusted income base to total fixed charges(2)	—	1.66	1.71	1.64	1.61

(1)	Interest and debt expense excludes $5 million related to the early retirement of debt in 2006.
(2)	The ratios of earnings to fixed charges for the year ended December 31, 2008, indicated less than one-to-one coverage and are therefore not presented. Additional earnings of $25 million would have been required for the year ended December 31, 2008, to achieve ratios of one-to-one coverage.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Senior and Subordinated Debt Securities

General

We may issue senior debt securities in one or more series under the indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the indenture to be entered into between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets. We rely primarily on dividends from our subsidiaries to meet our obligations. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors or any of our officers delegated the power of either our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•

currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•

if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•

if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•

any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•

whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•

the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants. See “Warrants.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

We will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety is an entity that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that expressly assumes our obligations relating to the debt securities;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•

reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•

we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets,” “—Limitation on Liens on Stock of Restricted Subsidiaries,” “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed,

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company,

•	any debt of our company to any of our subsidiaries,

•	debt to any employee of our company or any of our subsidiaries,

•	any liability for taxes,

•

debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated as of March 10, 2009 between LNC and The Bank of New York Mellon, as junior subordinated indenture trustee. The junior subordinated indenture (including the form of the junior subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The junior subordinated indenture has been qualified under the Trust Indenture Act. See “Where You Can Find More Information” for information on how to obtain the junior subordinated indenture.

This summary of the junior subordinated indenture and the junior subordinated debt securities relates to terms and conditions applicable to the junior subordinated debt securities generally. We will summarize the particular terms of any series of junior subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the junior subordinated indenture and the junior subordinated debt securities set forth below and the summary of the material terms of a particular series of junior subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the junior subordinated indenture and the junior subordinated debt securities for complete information regarding the terms and provisions of the junior subordinated indenture (including defined terms) and the junior subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “—Subordination.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets. We rely primarily on dividends from our subsidiaries to meet our obligations. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. Accordingly, the junior subordinated debt securities will be effectively junior subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the junior subordinated indenture or any other indenture that we may have entered into or may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

We will issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors (as defined in the junior subordinated indenture) or a committee thereof.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title of the junior subordinated debt securities;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•

the rate or rates, if any, at which the junior subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debt securities will be payable and where the junior subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debt securities and the junior subordinated indenture may be made;

•	the periods, terms and conditions upon which junior subordinated debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the junior subordinated debt securities and the terms and conditions upon which the junior subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•

if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the junior subordinated debt securities shall be payable, or in which the junior subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture with respect to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior subordinated indenture with respect to a series of junior subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities and the manner in which these amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debt securities of the series and the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•

whether the junior subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depository for the global securities, which depository will be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any right of us or a holder to convert or exchange the junior subordinated debt securities into our other securities or property;

•	the form of trust agreement and guarantee agreement, if applicable;

•

the relative degree, if any, to which junior subordinated debt securities of the series shall be senior or subordinated to other series of our junior subordinated debt securities in right of payment, whether other series of junior subordinated debt securities are outstanding or not; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities as previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

We may sell junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. Junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, or premium or interest, if any, on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the junior subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of any principal, premium or interest payable with respect to any series of junior subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $25 and any integral multiple of $25.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.

You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as the initial security registrar as specified in the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will appoint the depository holding the global junior subordinated debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global junior subordinated debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global junior subordinated debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depository for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depository or its nominee is the registered owner of a global junior subordinated debt security, the depository or its nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the registered owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global junior subordinated debt securities to the depository that is the registered holder of the global junior subordinated debt security or its nominee. The depository for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global junior subordinated debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and any premium and interest on junior subordinated debt securities at the office of the junior subordinated indenture trustee in the City of New York, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on junior subordinated debt securities to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of junior subordinated debt securities.

Any moneys that we deposit with the junior subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the junior subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of junior subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	junior subordinated debt securities will not be subject to any sinking fund;

•

we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. We may redeem junior subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any junior subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•

if a special event as described below has occurred and is continuing with respect to a series of junior subordinated debt securities, we may, at our option, redeem that series of junior subordinated debt securities in whole, but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when we receive an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount other taxes, duties or other governmental changes.

An “investment company event” occurs when, in respect of a trust, we receive an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is, or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which becomes effective on or after the date of original issuance of the preferred securities of the trust.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those junior subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of junior subordinated debt securities issued to a trust, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the junior subordinated debt securities;

if at such time:

•

any event has occurred of which we have actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute a junior subordinated debt security event of default with respect to the junior subordinated debt securities of that series, which default we have not taken reasonable steps to cure;

•	we are in default with respect to its payment of any obligations under the guarantee relating to those trust preferred securities; or

•

we have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of that series and have not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Junior Subordinated Indenture

From time to time, we and the junior subordinated indenture trustee may, without the consent of the holders of any series of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•

curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

We and the junior subordinated indenture trustee may generally modify the junior subordinated indenture in a manner affecting the rights of the holders of one or more series of the junior subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity or reduce the principal amount of any series of junior subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the junior subordinated indenture; or

•	reduce the percentage of principal amount of junior subordinated debt securities of any series, the holders of which are required to consent to a modification of the junior subordinated indenture.

In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities,

•	no termination of the junior subordinated indenture may occur, and

•	no waiver of any junior subordinated debt security event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding junior subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the junior subordinated indenture trustee may execute a supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities without the consent of any holder of junior subordinated debt securities.

Junior Subordinated Debt Security Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to a series of junior subordinated debt securities that has occurred and is continuing constitutes an event of default with respect to that series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice has been provided to us by the junior subordinated indenture trustee or to us and the junior subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

The holders of a majority in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee. The junior subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities may declare the principal due and payable immediately upon a junior subordinated debt security event of default. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the junior subordinated indenture trustee or the holders of the corresponding junior subordinated debt securities fail to declare the principal due and payable immediately upon a junior subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of junior subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the junior subordinated indenture trustee has been deposited with the junior subordinated indenture trustee. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding junior subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may, on behalf of the holders of all the affected junior subordinated debt securities of that series, waive any past default, except:

•

a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior subordinated indenture trustee; or

•

a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the junior subordinated indenture without the consent of the holder of each outstanding junior subordinated debt security.

We must file annually with the junior subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

If a junior subordinated debt security event of default has occurred and is continuing as to a series of junior subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debt securities, and any other amounts payable under the junior subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a junior subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the junior subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). We may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We will have the right under the junior subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Securities We May Sell—Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or entity or convey or transfer our assets substantially as an entirety to any person or entity, unless:

•

the successor person or entity is organized under the laws of the United States or any state or the District of Columbia and expressly assumes our obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to the transaction, no event of default exists, and no event which, after notice or lapse of time, or both, would become an event of default;

•

in the case of junior subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debt securities not previously delivered to the junior subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the junior subordinated indenture trustee funds, in trust, in the currency or currencies in which those junior subordinated debt securities are payable;

•

the deposited amount is sufficient to pay and discharge the entire amount of principal, premium and interest on those junior subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be;

•	we have paid or caused to be paid all other sums payable pursuant to the junior subordinated indenture; and

•	certain other conditions prescribed in the junior subordinated debenture are met,

then with certain exceptions the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the junior subordinated indenture),

•	no event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which junior subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of senior debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the senior debt before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, before the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the corresponding junior subordinated debt securities.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding senior debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities will be entitled to receive or retain any payment with respect to the junior subordinated debt securities.

No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debt securities may be made if there has occurred and is continuing:

•	a default in any payment with respect to senior debt, or

•	an event of default with respect to any senior debt resulting in the acceleration of its maturity, or

•	if any judicial proceeding is pending with respect to any default.

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•

every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•

every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of, and premium and interest, if any, on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any of our debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code,

•	any of our debt to any of our subsidiaries,

•	any of our debt to any of our employees,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Junior Subordinated Indenture Trustee

The junior subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the junior subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities, unless offered by the holder security or indemnity satisfactory to such trustee against the costs, expenses and liabilities which the junior subordinated trustee might incur in connection with its exercise of those powers. The junior subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the junior subordinated indenture trustee acts as property trustee and guarantee trustee for our 6.75% Series F trust preferred securities and may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Corresponding Junior Subordinated Debt Securities

We may issue corresponding junior subordinated debt securities in one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. We will issue each series of corresponding junior subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have certain rights in connection with modifications to the junior subordinated indenture and upon occurrence of junior subordinated debt security events of default as described under “—Modification of Junior Subordinated Indenture” and “—Debt Security Events of Default.”

If a Special Event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding junior subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding trust securities.

We will covenant in the junior subordinated indenture as to each series of corresponding junior subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding junior subordinated debt securities;

•	a tax event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•

we have not redeemed a series of the corresponding junior subordinated debt securities following occurrence of a Special Event or terminated the trust pursuant to certain provisions of the related trust agreement, we will pay to the trust the additional sums (which we define under “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) with respect to the trust securities.

We will also covenant, as to each series of corresponding junior subordinated debt securities that:

•

we or any of our permitted successors under the junior subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding junior subordinated debt securities;

•	we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•

we will use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. We have outstanding one series of preferred stock, consisting of LNC’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock.” At December 31, 2008, we had issued and outstanding 255,895,365 shares of common stock and 11,565 shares of Series A preferred stock.

As described under “Description of Securities We May Sell—Depository Shares”, we may, at our option, elect to offer depository shares evidenced by depository receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depository.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our restated articles of incorporation (including a board of directors’ certificate of resolution designating the rights and preferences of the Series A preferred stock) and our amended and restated by-laws, and the Indiana Business Corporation Law, which we refer to as the IBCL (described below), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated articles of incorporation and our amended and restated by-laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Transfer Agent and Registrar. Our common stock is traded on the New York and Chicago Stock Exchanges under the symbol “LNC.” The registrar and transfer agent is BNY Mellon Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Provisions—Certain State Law Provisions,” each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights. Holders of our common stock do not have any preemptive or similar equity rights.

Preferred Stock and Series A Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to ten million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding. We currently have only one series of preferred stock outstanding, the Series A preferred stock. All outstanding shares of Series A preferred stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Rights. Each holder of preferred stock of any series outstanding is entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders.

Special Voting Rights With Respect to Directors. In the event that six or more quarterly dividends, whether or not consecutive, on any series of preferred stock are in default, the holders of any outstanding series of preferred stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two of our directors. This right will continue with respect to shares of cumulative preferred stock, including the Series A preferred stock, until all accumulated and unpaid dividends on all such shares, the holders of which are entitled to vote at the previous annual meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative preferred stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

Other Special Voting Rights. In addition, the approval of the holders of record of at least two-thirds of the outstanding shares of all series of our preferred stock, voting as a class, will be required to take the following actions:

•

amend our restated articles of incorporation to create or authorize any stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•

create or authorize any security convertible into shares of stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•

amend, alter, change or repeal any of the express terms of any outstanding preferred stock, or any series thereof, in any prejudicial manner (provided only holders of two-third of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•

merge or consolidate with another corporation where we are not the surviving entity, if the rights, preferences or powers of the preferred stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred shareholders; or

•

authorize, or revoke a previously authorized, voluntary dissolution of LNC, approve any limitation of the terms of our existence, or authorize the sale, lease, exchange or other disposition of all or substantially all of our property.

Dividend Rights. To the extent permitted by law, holders of LNC Series A preferred stock are entitled to receive, but only when and as declared by our board of directors, cash dividends at the per annum rate of $3.00 per share, payable $0.75 per share quarterly. Dividends on the Series A preferred stock are cumulative. We may not declare dividends on our common stock or any other series of preferred stock ranking junior or equal to the Series A preferred stock unless all accumulated dividends on the Series A preferred stock have been paid.

Liquidation. Holders of Series A preferred stock are entitled to a liquidation preference of $80.00 per share, plus accrued dividends, before any assets may be distributed to holders of our common stock or any other stock ranking junior to the Series A preferred stock.

Redemption. The Series A preferred stock may be redeemed at any time at the option of our board of directors, in whole or in part, at a redemption price of $80.00 per share plus accrued but unpaid dividends.

Conversion. Each share of Series A preferred stock is currently convertible at the option of the holder thereof into sixteen shares of our common stock, subject to certain further adjustments. There is no conversion rate adjustment for a merger.

Anti-Takeover Considerations

Certain Provisions of LNC’s Restated Articles of Incorporation and Amended and Restated Bylaws.

Our restated articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article III, which deals with the number, classification, qualifications and removal of directors. Article III provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors. The bylaws can be amended only by action of our board of directors. Article III also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.

The provisions of Article III requiring the affirmative vote of three-fourths of our voting stock to amend Article III could make it difficult for the shareholders to change the existing provision of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

Article IV of our restated articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.

Article V of our restated articles of incorporation contains a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock. The “fair price” provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are effected. The “fair price” provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.

Article I of our amended and restated bylaws provide that only the board of directors may call special meetings. Article I of the amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors. Article I also gives the board of directors the authority to direct the voting of any other person’s shares in connection with a change of control of LNC.

Article II of our amended and restated bylaws classifies the directors into three classes with each class to be elected for a term of three years.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33   1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	10,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to the series of security offered.

General

We may, at our option, elect to have debt securities, shares of common stock or shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock, the number of debt securities or shares of common stock (which we refer to collectively as “securities”) underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “depositary”). We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of securities described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the whole number of securities underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number to be withdrawn, the depositary will deliver to the holder the number of whole securities to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The depositary will distribute all applicable cash dividends or other cash distributions on the securities to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the securities, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any securities underlying the depositary shares in the applicable prospectus supplement. If any securities underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If securities underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the securities held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of securities underlying that depositary share. Whenever we redeem securities from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the securities that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any securities underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the securities) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of securities underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of securities underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the securities to the extent it does not receive specific written instructions from holders of depositary receipts representing the securities.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the securities,

•	the depositary receives notice of any meeting at which holders of securities are entitled to vote or of which holders of securities are entitled to notice, or

•	the depositary receives notice of the mandatory conversion of or any election on our part to call any securities for redemption,

the depositary shall in each case fix a record date (which shall be the same as the record date for the securities) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Depositary”), or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the depositary will continue to:

•	collect dividends or any other distributions on the securities, and

•

without any liability for any interest, deliver the securities, together with those dividends or distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the depositary may sell the securities then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts that have not been surrendered.

Charges of Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing securities, we will pay all charges of the depositary including charges in connection with:

•	the initial deposit of the securities,

•	the initial issuance of the depositary receipts,

•	the distribution of information to the holders of depositary receipts with respect to matters on which securities are entitled to vote,

•	withdrawals of the securities by the holders of depositary receipts, and

•	redemption or conversion of the securities.

Miscellaneous

The depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the depositary as the holder of securities.

Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties in good faith without negligence or bad faith. Neither we nor the depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or securities unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the depositary and the depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor depositary has not been appointed or accepted such appointment within 45 days after the depositary has delivered to us a notice of election to resign, the depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, property, assets or other securities described in this prospectus, including other warrants (which we refer to collectively as the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts

and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, other securities, property or assets at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities,

•	shares of preferred stock,

•	depositary shares,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities of a trust, securing the holder’s obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

Trust Preferred Securities

Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities. The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “—Subordination of Common Securities.” Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding junior subordinated debt securities of LNC equal to the aggregate liquidation amount of the trust preferred securities and common securities. The property trustee of each trust will hold legal title to the corresponding junior subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities.

In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. Our obligations under each guarantee are subordinate to our senior debt. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments. See “Description of Securities We May Sell—Guarantees of Trust Preferred Securities.”

Distributions

Each trust’s trust preferred securities represent beneficial interests in the applicable trust. We anticipate that the revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding junior subordinated debt securities. If we do not make a required payment on the corresponding junior subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•

Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•

If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. See “Description of Securities We May Sell—Junior Subordinated Debt Securities—Option to Extend Interest Payment; Restrictions on Certain Payments.” If we elect to defer interest payments on the junior subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

During the extension period, we may not, and may not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends on or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under such a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. If we repay or redeem any corresponding junior subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the junior subordinated debentures repaid or redeemed. The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption.”

We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	in whole at any time or in part from time to time, subject to the conditions described under “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption”;

•

at any time, in whole but not in part, upon the occurrence of a tax event or an investment company event (each as defined below and which we collectively refer to as a “special event”) and subject to the further conditions described under “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption”; or

•	as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a special event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the special event. We have the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a tax event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding junior subordinated debt securities.

Extension of Maturity of Corresponding Junior Subordinated Debt Securities. If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

The junior subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

“Investment company event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities.

“Tax event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding junior subordinated debt securities,

•

interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes, or

•	the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•

The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•

any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot predict the market prices for the trust preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the trust preferred securities are in book-entry form, irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding. If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities”, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding junior subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a junior subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price, the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then call for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any trust agreement event of default resulting from a junior subordinated debt security event of default, we as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•	certain events of our bankruptcy, dissolution or liquidation;

•

the distribution of a like amount of corresponding junior subordinated debt securities to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the trust, which direction is optional and wholly within our discretion;

•	redemption of all of the trust’s trust preferred securities; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debt securities, unless the property trustee determines that distribution of the corresponding junior subordinated debt securities is impracticable. If the property trustee determines that distribution of the corresponding junior subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”). If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a junior subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding junior subordinated debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a junior subordinated debt security event of default under the junior subordinated indenture (see “Description of Securities We May Sell—Junior Subordinated Debt Securities—Junior Subordinated Debt Security Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•

default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the trust agreement event of default is cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to each of us under the trust agreement.

If a junior subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “—Liquidation Distribution Upon Termination.” The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Trustees

Unless a junior subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any trustee at any time. If a junior subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement.

Co-trustees and Separate Property Trustee

Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a junior subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•

the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose identical to that of the trust;

•

prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, LNC has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•

we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We and the trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the trustees may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•

receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•

consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debt securities where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we or our affiliates own or the trustees or any of their affiliates own, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depository which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depository will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depository to its nominee,

•	by a nominee of the depository to the depository or another nominee, or

•	by the depository or any nominee to a successor depository, or any nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Preferred Security

If we issue a global preferred security, the depository for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depository or its nominee is the registered owner of the global preferred security, the depository or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the trust agreement.

Payments of Distributions

We will pay distributions on global preferred securities to the depository that is the registered holder of the global security, or its nominee. The depository for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depository and we do not appoint a successor depository within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

Further, we may specify that you may, on terms acceptable to us, the property trustee and the depository for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depository, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee, administrative trustees and us. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the property trustee and us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•

the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•	no trust agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities. The Bank of New York Mellon, whom we refer to in such capacity as the “guarantee trustee”, will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus. Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding junior subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments. If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all of our senior debt. See “—Status of the Guarantees.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which our subsidiaries are domiciled. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt. We expect from time to time to incur additional senior debt.

Our obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the junior subordinated debt securities, the subordinated indenture, any supplemental indentures to the junior subordinated indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees.”

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of Lincoln National Corporation and will rank subordinate and junior in right of payment to all of our senior debt.

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust affiliated with us, which is a financing vehicle. Each guarantee will constitute a guarantee of payment and not of collection. Therefore, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Securities We May Sell—Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related trust; or

•	upon distribution of corresponding junior subordinated debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Relationship among the Trust Preferred Securities,

the Corresponding Junior Subordinated Debt Securities

and the Guarantees

Full and Unconditional Guarantee

As and to the extent set forth under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” we will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions. Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of distributions to the holder. Our obligations under each guarantee are subordinate and junior in right of payment to all our senior debt.

Sufficiency of Payments

As long as we make interest and other payments when due on each series of corresponding junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•

the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•

the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Despite anything in the junior subordinated indenture to the contrary, we have the right to set-off any payment we are otherwise required to make under the junior subordinated indenture with and to the extent we have previously made, or concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a trust agreement event of default. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash. See “Description of Securities We May Sell—Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of us, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions.

PLAN OF DISTRIBUTION

We, the selling securityholders or the trusts may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Dennis L. Schoff, Esquire, Senior Vice President and General Counsel of LNC and Blank Rome LLP, special counsel to LNC, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts, and/or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Schoff beneficially owns approximately 228,671 shares of our common stock including options exercisable within sixty (60) days of the date of the registration statement.

EXPERTS

The consolidated financial statements of Lincoln National Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2008 (including schedules appearing therein) and the effectiveness of Lincoln National Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$335,000,000

Common Stock

Prospectus Supplement

J.P. Morgan

Credit Suisse

Morgan Stanley

Wells Fargo Securities

Deutsche Bank Securities

UBS Investment Bank

Sandler O’Neill + Partners, L.P.

June     , 2010